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                                CREDIT AGREEMENT

                                      among


                               SITEL CORPORATION,


                                 VARIOUS BANKS,

                         U.S. BANK NATIONAL ASSOCIATION,
                              as SYNDICATION AGENT,


                           FIRST UNION NATIONAL BANK,
                             as DOCUMENTATION AGENT,


                                       and


                             BANKERS TRUST COMPANY,
                                    as AGENT


                       __________________________________

                           Dated as of  July 24, 1997
                                       and
                              amended and restated
                                      as of
                                 March  10, 1998



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          CREDIT AGREEMENT, dated as of July 24, 1997 and amended and restated as of March 10, 1998, among SITEL CORPORATION, a Minnesota corporation (the "Borrower"), the Banks party hereto from time to time, U.S. BANK NATIONAL ASSOCIATION, as Syndication Agent, FIRST UNION NATIONAL BANK, as Documentation Agent, and BANKERS TRUST COMPANY, as Agent (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).

                              W I T N E S S E T H :
                              _ _ _ _ _ _ _ _ _ _

          WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of July 24, 1997 (as amended, modified or supplemented to, but not including, the Restatement Effective Date, the "Original Credit Agreement"); and

          WHEREAS, the Borrower has requested that the Original Credit Agreement be amended and restated in its entirety, and the Banks and the Agent are willing to amend and restate the same, upon the terms and conditions set forth herein;

          NOW, THEREFORE, the parties hereto agree that, on the Restatement Effective Date, the Original Credit Agreement shall be and is hereby amended and restated in its entirety as follows:

          SECTION 1.  Amount and Terms of Credit.

          1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank severally agrees (A) to convert, on the Restatement Effective Date, Original Revolving Loans made by such Bank to the Borrower pursuant to the Original Credit Agreement and outstanding on the Restatement Effective Date (but after giving effect to the repayment of Original Revolving Loans on such date pursuant to Section 5.05) into a Borrowing of Revolving Loans hereunder (as so converted, together with all revolving loans made pursuant to following clause (B), the "Revolving Loans" and each, a "Revolving Loan") and (B) to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Final Maturity Date, one or more additional Revolving Loans to the Borrower, all of which Revolving Loans made pursuant to preceding clauses (A) and (B) (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in
Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of
(x) such Bank's RL Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan Commitment of such Bank at such time and (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the lesser of (x) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (y) the Total Revolving Loan Commitment at such time.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Bank agrees to make, at any time and from time to time on and after the Restatement Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the sum of (I) the aggregate principal amount of all Revolving Loans then outstanding and (II) the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the lesser of (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (B) the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (x) the Swingline Bank shall not be obligated to make any Swingline Loans at a time when a Bank Default exists unless the Swingline Bank has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Bank's risk with respect to the Defaulting Bank's or Banks' participation in such Swingline Loans, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the outstanding Swingline Loans and (y) the Swingline Bank shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Banks stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Bank shall have received written notice (I) of rescission of all such notices from the party or parties originally delivering such notice or (II) of the waiver of such Default or Event of Default by the Required Banks.

          (c) On any Business Day, the Swingline Bank may, in its sole discretion, give notice to the Banks that the Swingline Bank's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Banks pro rata based on each Bank's RL Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Bank to repay the Swingline Bank for such outstanding Swingline Loans. Each Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Bank notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and
(v) the amount of the Borrowing Base or the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Bank such participations in the outstanding Swingline Loans as shall be necessary to cause the Banks to share in such Swingline Loans ratably based upon their respective RL Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Bank until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay the Swingline Bank interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

          1.02 Minimum Amount Of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans or Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten Borrowings of Eurodollar Loans.

          1.03 Notice Of Borrowing. (a) Whenever the Borrower desires to incur (x) Eurodollar Loans hereunder, the Borrower shall give the Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans), the Borrower shall give the Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 11:00 A.M. (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), and whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Bank notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

          (b)(i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Bank no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business
Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Agent or the Swingline Bank, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Agent or the Swingline Bank, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Agent's or Swingline Bank's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

          1.04 Disbursement Of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 1:00 P.M. (New York time) on the date specified in Section 1.01(c)), each Bank will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Bank will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Agent such Bank's portion of any Borrowing to be made on such date, the Agent may assume that such Bank has made such amount available to the Agent on such date of Borrowing and the Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Agent. The Agent also shall be entitled to recover on demand from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower until the date such corresponding amount is recovered by the Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Bank shall be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and (ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

          (b) The Revolving Note issued to each Bank shall (i) be executed by the Borrower, (ii) be payable to such Bank or its registered assigns and be dated the Restatement Effective Date (or, if issued after the Restatement Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Bank at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Bank shall (i) be executed by the Borrower, (ii) be payable to the Swingline Bank or its registered assigns and be dated the Restatement Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) Each Bank will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that, (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of such conversion, and
(iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Agent at the Notice Office prior to 11:00 A.M. (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Revolving Loans. Upon any such conversion the proceeds thereof will be deemed to be applied directly on the day of such conversion to prepay the outstanding principal amount of the Revolving Loans being converted. Swingline Loans may not be converted pursuant to this Section 1.06.

          1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Banks pro rata on the basis of their Revolving Loan Commitments. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Revolving Loans hereunder and that each Bank shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Bank to make its Revolving Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Eurodollar Rate Margin plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of
(x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand. Interest which accrued under the Original Credit Agreement prior to the Restatement Effective Date but which remains unpaid on such date (and which was not required to be paid on or prior to such date in accordance with the terms of the Original Credit Agreement or this Agreement) shall be payable at the times otherwise provided above (but calculated at the respective rates provided in the Original Credit Agreement for periods occurring prior to the Restatement Effective Date) for the interest involved.

          (e) Upon each Interest Determination Date, the Agent shall determine the Eurodollar Rate for each Interest Period applicable to Eurodollar Loans and shall promptly notify the Borrower and the Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

          (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank, the interbank Eurodollar market or the position of such Bank in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

          then, and in any such event, such Bank (or the Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Agent of such determination (which notice the Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Agent notifies the Borrower and the Banks that the circumstances giving rise to such notice by the Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Bank, upon such Bank's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Bank, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Bank shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Bank or the Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Agent, require the affected Bank to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

          (c) If any Bank determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Revolving Loan Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Bank, upon its written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

          1.11 Compensation. The Borrower shall compensate each Bank, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Bank or (y) any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Bank agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

          1.13 Replacement of Banks. (x) If any Bank becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to the Borrower increased costs in excess of those being generally charged by the other Banks or (z) in the case of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Bank at the time of such replacement (collectively, the "Replacement Bank") and each of whom shall be required to be reasonably acceptable to the Agent, provided that (i) at the time of any replacement pur suant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement
Bank) pursuant to which the Replacement Bank shall acquire the entire Revolving Loan Commitment and outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Bank, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and
(III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01, (y) each Issuing Bank an amount equal to such Replaced Bank's RL Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Bank to such Issuing Bank and (z) the Swingline Bank an amount equal to such Replaced Bank's RL Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Bank to the Swingline Bank and (ii) all obligations of the Borrower due and owing to the Replaced Bank at such time (other than those specifically described in clause
(i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Revolving Note executed by the Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Bank.

          SECTION 2.  Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Bank issue, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank and (y) for the account of the Borrower and for the benefit of sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Bank or in such other form as has been approved by such Issuing Bank (each such letter of credit issued pursuant to this Section 2.01, together with each letter of credit described in the second succeeding sentence, a "Letter of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only; provided, however, with the consent of the respective Issuing Bank, up to $10,000,000 of standby Letters of Credit in the aggregate may be issued and outstanding at any time in Spanish Pesetas, British Pounds Sterling, Deutsche Marks, Canadian Dollars and/or Australian Dollars. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule VIII (the "Existing Letters of Credit") which were issued under the Original Credit Agreement prior to the Restatement Effective Date and which remain outstanding on such date, shall constitute a "Letter of Credit" for all purposes of this Agreement.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Bank agrees that it will, at any time and from time to time on and after the Restatement Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Bank shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Bank shall prohibit, or request that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Bank as of the date hereof and which such Issuing Bank reasonably and in good faith deems material to it; or

          (ii) such Issuing Bank shall have received notice from the Borrower or the Required Banks prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

          (c) Each Issuing Bank agrees to provide to the Agent by facsimile promptly on the first Business Day of each week the daily aggregate Stated Amount of all Letters of Credit issued by such Issuing Bank and outstanding during the immediately preceding week.

          2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $25,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the lesser of (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) and (B) the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) (A) in the case of standby Letters of Credit, the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to such Issuing Bank) and (B) in the case of trade Letters of Credit, the date which occurs 180 days after the date of the issuance thereof and (y) three Business Days (or 30 days in the case of a trade Letter of Credit) prior to the Final Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Agent and the respective Issuing Bank at least five Business Days' (or such shorter period as is acceptable to such Issuing Bank) written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Bank has received notice from the Borrower or the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 or 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Bank shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Bank's usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Bank shall promptly notify the Borrower, each Participant and the Agent of such issuance or amendment and such notification shall be accompanied by a copy of the issued standby Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Bank Default exists, no Issuing Bank shall be required to issue any Letter of Credit unless such Issuing Bank has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Bank's risk with respect to the participation in Letters of Credit by the Defaulting Bank or Banks, including by cash collateralizing such Defaulting Bank's or Banks' RL Percentage of the Letter of Credit Outstandings.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 (or, in the case of a Letter of Credit issued in a currency other than Dollars, the Dollar Equivalent thereof) or such lesser amount as is acceptable to the respective Issuing Bank.

          2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Bank of any Letter of Credit, such Issuing Bank shall be deemed to have sold and transferred to each Bank, other than such Issuing Bank (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's RL Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments or RL Percentages of the Banks pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new RL Percentages of the assignor and assignee Bank, as the case may be.

          (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Bank shall have an obligation relative to the other Banks other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Bank under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction), shall not create for such Issuing Bank any resulting liability to the Borrower, any other Credit Party, any Bank or any other Person.

          (c) In the event that any Issuing Bank makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Bank pursuant to Section 2.05(a), such Issuing Bank shall promptly notify the Agent, which shall promptly notify each Participant of such failure, and, except as provided in the proviso of the immediately succeeding sentence, each Participant shall promptly and unconditionally pay to such Issuing Bank the amount of such Participant's RL Percentage of such unreimbursed payment in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent of such unreimbursed payment, as determined by the respective Issuing Bank on the date on which such unreimbursed payment was made by such Issuing
Bank) and in same day funds.  If the Agent so notifies, prior to 11:00 A.M.
(New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Bank in Dollars (or, in the case of any unreimbursed payment made in a currency other than Dollars, of the Dollar Equivalent thereof) such Participant's RL Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Bank its RL Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction.) If and to the extent such Participant shall not have so made its RL Percentage of the amount of such payment available to the respective Issuing Bank, such Participant agrees to pay to such Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Bank at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Bank its RL Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Bank its RL Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Bank such other Participant's RL Percentage of any such payment.

          (d) Whenever an Issuing Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Bank shall pay to each Participant which has paid its RL Percentage thereof, in Dollars (or, in the case of any payment received in a currency other than Dollars, of the Dollar Equivalent thereof) and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Bank shall furnish to such Participant copies of any standby Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Bank with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, any Issuing Bank, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v)  the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Bank, by making payment to the Agent in Dollars (or, in the case of any payment or disbursement made by such Issuing Bank in a currency other than Dollars, of the Dollar Equivalent of such payment or disbursement as determined by such Issuing Bank on the date of such payment or disbursement) and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Bank under any Letter of Credit issued by it (each such amount (or the Dollar Equivalent thereof, as the case may be), so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Bank, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Bank was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Bank (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand. Each Issuing Bank shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Bank (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Bank for any wrongful payment made by such Issuing Bank under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Bank (as finally determined by a court of competent jurisdiction).

          2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Bank or any Participant with any request or directive by the NAIC or by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Bank or participated in by any Participant, or (ii) impose on any Issuing Bank or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Bank or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Bank or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Bank or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), the Borrower shall pay to such Issuing Bank or such Participant such additional amount or amounts as will compensate such Issuing Bank or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Bank or Participant, upon determining that any additional amounts will be payable to it pursuant to this
Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Bank or such Participant (a copy of which certificate shall be sent by such Issuing Bank or such Participant to the Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Bank or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3.  Commitment Commission; Fees; Reductions of Commitment.

          3.01 Fees. (a) The Borrower agrees to pay to the Agent for distribution to each Non-Defaulting Bank, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated), computed at a rate for each day equal to 1/4 of 1% per annum on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Revolving Loan Commitment shall have been terminated).

          (b) The Borrower agrees to pay to the Agent for distribution to each Bank (based on each such Bank's respective RL Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Eurodollar Rate Margin then in effect on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (c) The Borrower agrees to pay to each Issuing Bank, for its own account, a facing or fronting fee in respect of each Letter of Credit issued by such Issuing Bank hereunder upon such terms and conditions as are separately agreed to between such Issuing Bank and the Borrower.

          (d) The Borrower agrees to pay to each Issuing Bank, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Bank is generally imposing in connection with such occurrence with respect to letters of credit.

          (e) The Borrower agrees to pay to the Agent, for its own account, such other fees as have been agreed to in writing by the Borrower and the Agent.

          (f) Fees which accrued under the Original Credit Agreement prior to the Restatement Effective Date but which remain unpaid on such date (and which were not required to be paid on or prior to such date in accordance with the terms of the Original Credit Agreement or this Agreement) shall be payable at the times otherwise provided above (but calculated at the respective rates provided in the Original Credit Agreement for periods occurring prior to the Restatement Effective Date) for the respective Fees involved.

          3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or in part, pursuant to this Section 3.02(a), in an integral multiple of $1,000,000, in the case of partial reductions to the Total Unutilized Revolving Loan Commitment, provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks) terminate the Revolving Loan Commitment of such Bank, so long as all Revolving Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Bank are repaid concurrently with the effectiveness of such termination pursuant to Section 4.01(b) (at which time
Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Bank.

          3.03 Mandatory Reduction of Commitments. (a) The Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in their entirety on March 31, 1998 unless the Restatement Effective Date has occurred on or before such date, and in the event of such termination this Agreement shall cease to be of any force or effect and the Original Credit Agreement shall continue to be effective, as the same may have been, or may thereafter be, amended, modified or supplemented from time to time.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives Cash Proceeds from any Asset Sale, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Sale Proceeds from such Asset Sale, provided that such Net Sale Proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(b) on such date to the extent that no Default or Event of Default then exists and such Net Sale Proceeds shall be used to purchase assets used or to be used in the businesses permitted pursuant to Section 9.14 (including, without limitation (but only to the extent permitted by Section 9.02), the purchase of the assets or 100% of the capital stock of a Person engaged in such businesses) within 270 days following the date of receipt of such Net Sale Proceeds from such Asset Sale, and provided further, that if all or any portion of such Net Sale Proceeds are not so used within such 270 day period (or such earlier date, if any, as the Board of Directors of the Borrower or such Subsidiary, as the case may be, determines not to reinvest such Net Sale Proceeds), the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period (or such earlier date, as the case may be) by an amount equal to such remaining portion.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness for borrowed money (other than Indebtedness permitted to be incurred pursuant to Section 9.04 as such Section is in effect on the Restatement Effective Date) by the Borrower or any of its Subsidiaries, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness.

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, within 10 days following each date on or after the Restatement Effective Date on which the Borrower or any of its Subsidiaries receives any cash proceeds from any Recovery Event, the Total Revolving Loan Commitment shall be permanently reduced on such date by an amount equal to 100% of the Net Insurance Proceeds of such Recovery Event, provided that so long as no Default or Event of Default then exists and such proceeds from such Recovery Event do not exceed $10,000,000, such proceeds shall not give rise to a reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03(d) on such date to the extent that the Borrower has delivered a certificate to the Agent on or prior to such date stating that such proceeds shall be used to replace or restore any properties or assets in respect of which such proceeds were paid within 270 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that (i) if the amount of such proceeds exceeds $10,000,000, then the Total Revolving Loan Commitment shall be reduced by the entire amount of such proceeds and not just the portion in excess of $10,000,000 as provided above in this Section 3.03(d), and (ii) if all or any portion of such proceeds are not so used within such 270 day period (or such earlier date, if any, as the Board of Directors of the Borrower or such Subsidiary, as the case may be, determines not to reinvest such Net Insurance Proceeds), the Total Revolving Loan Commitment shall be permanently reduced on the last day of such period (or such earlier date, as the case may be) by an amount equal to such remaining portion.

          (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the earlier of
(i) the date on which a Change of Control occurs and (ii) the Final Maturity
Date.

          (f) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall apply proportionately to reduce the Revolving Loan Commitment of each Bank.

          SECTION 4.  Prepayments; Payments; Taxes.

          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Agent prior to 12:00 Noon (New York time) at the Notice Office
(x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Banks; (ii) each prepayment of Revolving Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $500,000 and each prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $50,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

          (b) In the event of a refusal by a Bank to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Banks as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Agent at the Notice Office (which notice the Agent shall promptly transmit to each of the Banks), repay all Revolving Loans of such Bank, together with accrued and unpaid interest, Fees and other amounts owing to such Bank in accordance with, and subject to the requirements of, said
Section 13.12(b) so long as (A) the Revolving Loan Commitment of such Bank is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

          4.02  Mandatory Repayments.  (a) (i) On any day on which the sum of
(I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds either (A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (B) the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds either
(A) the Borrowing Base at such time (based on the Borrowing Base Certificate last delivered) or (B) the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be established by the Agent.

          (ii) On any day on which the aggregate amount of all Letter of Credit Outstandings exceeds $25,000,000, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to be established by the Agent.

          (iii) On any day on which Letters of Credit issued in a currency other than Dollars are outstanding and the aggregate amount of all Letter of Credit Outstandings in respect of all non-Dollar denominated Letters of Credit exceeds $10,000,000, the Borrower shall pay to the Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess, such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Banks and the Banks hereunder in a cash collateral account to established by the Agent.

          (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Agent shall, subject to the above, make such designation in its sole discretion.

          (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date, (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date and (iii) all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Bank is organized or in which the principal office or applicable lending office of such Bank is located and for any withholding of taxes as such Bank shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Borrower will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Agent on or prior to the Restatement Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 1001 or 4224 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and
(y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Restatement Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to the Borrower and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001 (or successor forms), or Form W-8 (or successor form) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Bank shall immediately notify the Borrower and the Agent of its inability to deliver any such Form or Certificate, in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Bank has not provided to the Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Bank in respect of income or similar taxes imposed by the United States if (I) such Bank has not provided to the Borrower the Internal Revenue Service Forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section
4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Bank in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

          SECTION 5. Conditions Precedent to the Restatement Effective Date. The occurrence of the Restatement Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

          5.01 Execution of Agreement; Notes On or prior to the Restatement Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Agent for the account of each of the Banks the appropriate Revolving Note executed by the Borrower and to the Swingline Bank, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

          5.02 Officer's Certificate. On the Restatement Effective Date, the Agent shall have received a certificate, dated the Restatement Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5.05, 5.06, 5.07 and 6.02 have been satisfied on such date.

          5.03 Opinions of Counsel. On the Restatement Effective Date, the Agent shall have received (i) from Abrahams Kaslow and Cassman, special counsel to the Credit Parties, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, (ii) from the Corporate Counsel of the Borrower, an opinion addressed to the Agent, the Collateral Agent and each of the Banks and dated the Restatement Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agent may reasonably request, and
(iii) from the respective counsel to the Credit Parties, reliance letters entitling the Agent and the Banks to rely on the opinions of counsel delivered on behalf of the Credit Parties in connection with the issuance of the Senior Subordinated Notes.

          5.04 Corporate Documents; Proceedings; etc. (a) On the Restatement Effective Date, the Agent shall have received a certificate from each Credit Party, dated the Restatement Effective Date, signed on behalf of such Credit Party by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation (or equivalent organizational document) and by-laws of such Credit Party (but only to the extent that any such organizational documents have been modified since the Effective Date) and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agent.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Documents shall be reasonably satisfactory in form and substance to the Agent and the Required Banks, and the Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          5.05 Senior Subordinated Notes; etc. (a) On the Restatement Effective Date, (i) the Borrower shall have received gross cash proceeds of $100,000,000 from the issuance by it of a like principal amount of the Senior Subordinated Notes and (ii) the Borrower shall have utilized 100% of the Net Debt Proceeds from such issuance to repay outstanding Original Swingline Loans and outstanding Original Revolving Loans, together with accrued and unpaid interest thereon and any amounts that may be owing to the Banks pursuant to
Section 1.11 of the Original Credit Agreement in connection with such repayment.

          (b) On or prior to the Restatement Effective Date, there shall have been delivered to the Agent true and correct copies of the Senior Subordinated Note Documents, and all of the terms and conditions of the Senior Subordinated Note Documents shall be in substantial conformity with the description thereof contained in the Senior Subordinated Note Offering Memorandum and as to matters or specific terms not so described shall be reasonably satisfactory to the Agent and the Required Banks. All conditions precedent to the issuance of the Senior Subordinated Notes as set forth in the Senior Subordinated Note Documents shall have been satisfied, and not waived, to the satisfaction of the Agent. The issuance of the Senior Subordinated Notes shall have been consummated in all material respects in accordance with the terms and conditions of the Senior Subordinated Note Documents and all applicable laws.

          5.06 Adverse Change, etc. (a) Nothing shall have occurred (and neither the Agent nor the Banks shall have become aware of any facts or conditions not previously known) which the Agent or the Required Banks shall reasonably determine (a) has had, or could reasonably be expected to have, a material adverse effect on the rights or remedies of the Banks or the Agent, or on the ability of any Credit Party to perform its obligations to the Banks or the Agent hereunder or under any other Credit Document or (b) has had, or could reasonably be expected to have, a material adverse effect on the Refinancing or on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries.

          (b) On or prior to the Restatement Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents in connection with the transactions contemplated by this Agreement and the other Documents and otherwise referred to herein or therein shall have been obtained and remain in effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Documents or otherwise referred to herein or therein.

          5.07 Litigation. On the Restatement Effective Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Document or (ii) which the Agent or the Required Banks shall reasonably determine could reasonably be expected to have a material adverse effect on (a) the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower or any of its Subsidiaries, (b) the rights or remedies of the Banks or the Agent hereunder or under any other Credit Document or (c) the ability of any Credit Party to perform its respective obligations to the Banks or the Agent hereunder or under any other Credit Document.

          5.08 Pledge Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered an amended and restated Pledge Agreement in the form of Exhibit G (as amended, modified or supplemented from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all of the Pledged Securities, if any, referred to therein and owned by such Credit Party, (x) endorsed in blank in the case of Intercompany Notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities.

          5.09 Security Agreement. On the Restatement Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name any Credit Party as debtor and that are filed in the jurisdictions referred to in clause (i) above, together with copies of such other financing statements that name any Credit Party as debtor (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3 or the equivalent) as shall be required by local law fully executed for filing);

          (iii) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary to perfect the security interests intended to be created by the Security Agreement; and

          (iv) evidence that all other actions necessary to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          5.10 Subsidiaries Guaranty. On the Restatement Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered an amended and restated Subsidiaries Guaranty in the form of Exhibit I (as amended, modified or supplemented from time to time, the "Subsidiaries Guaranty").

          5.11 Financial Statements; Pro Forma Balance Sheet; Projections. On or prior to the Restatement Effective Date, the Agent shall have received true and correct copies of the historical financial statements, the pro forma balance sheet and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma balance sheet and Projections shall be in form and substance reasonably satisfactory to the Agent and the Required Banks.

          5.12 Solvency Certificate. On the Restatement Effective Date, the Borrower shall have delivered to the Agent a solvency certificate from the Chief Financial Officer of the Borrower in the form of Exhibit J.

          5.13 Initial Borrowing Base Certificate. On the Restatement Effective Date, the Agent shall have received the initial Borrowing Base Certificate meeting the requirements of Section 8.01(i).

          5.14 Fees, etc. On the Restatement Effective Date, the Borrower shall have paid to the Agent and each Bank all costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agent and such Bank to the extent then due, including, in the case of each Bank, the commitment fee due to such Bank in accordance with the table set forth in the letter dated February 13, 1998 from the Agent to the Banks.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Bank to make Loans (including Loans made on the Restatement Effective
Date), and the obligation of each Issuing Bank to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 Restatement Effective Date. The Restatement Effective Date shall have occurred.

          6.02 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.03 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Bank shall have received the notice referred to in
Section 1.03(b)(i).

          (b) Prior to the issuance of each Letter of Credit, the Agent and the respective Issuing Bank shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          The occurrence of the Restatement Effective Date and the acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to the Agent and each of the Banks that all the conditions specified in Section 5 (with respect to the Restatement Effective Date and Credit Events to occur on the Restatement Effective Date) and in this Section 6 (with respect to the Restatement Effective Date and Credit Events to occur on or after the Restatement Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5 and in this Section 6, unless otherwise specified, shall be delivered to the Agent at the Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be in form and substance satisfactory to the Agent and the Required Banks.

          SECTION 7. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Restatement Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of the Restatement Effective Date and the occurrence of each Credit Event on or after the Restatement Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Restatement Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date).

          7.01 Corporate Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.02 Corporate and Other Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

          7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for those that have otherwise been obtained or made on or prior to the Restatement Effective Date and which remain in full force and effect on the Restatement Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Document against any Credit Party.

          7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended on December 31, 1997, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended on such date, copies of which have been furnished to the Banks on or prior to the Restatement Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such balance sheet and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied. The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 1997 and after giving effect to the Restatement Effective Date, a copy of which has been furnished to the Banks on or prior to the Restatement Effective Date, presents fairly in all material respects the pro forma consolidated financial position of the Borrower and its Subsidiaries as of December 31, 1997. Since December 31, 1997, there has been no material adverse change in the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          (b) On and as of the Restatement Effective Date and after giving effect thereto, (a) the sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (b) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (c) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a pay ment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (c) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a), there were as of the Restatement Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole. As of the Restatement Effective Date, the Borrower does not know of any basis for the assertion against it or any of its Subsidiaries of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to Section 7.05(a) which, either individually or in the aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (d) On and as of the Restatement Effective Date, the Projections delivered to the Agent and the Banks prior to the Restatement Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Restatement Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Banks, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and that the differences may be material.

          7.06 Litigation. There are no actions, suits or proceedings pending or, to the best knowledge of the Borrower, threatened (i) with respect to this Agreement or any other Credit Document, (ii) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (iii) that are reasonably likely to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of any Credit Party in writing to the Agent or any Bank (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any Credit Party in writing to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided.

          7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans and the Swingline Loans shall be used for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including, without limitation, for Permitted Acquisitions).

          (b) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock except in connection with the repurchase of shares of stock of the Borrower as permitted by Section 9.03. The value of all Margin Stock at any time owned by the Borrower and its Subsidiaries does not, and will not, exceed 25% of the value of the assets of the Borrower and its Subsidiaries taken as a whole. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal and state income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. The Borrower and each of its Subsidiaries have paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state, local and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower threatened, by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries. As of the Restatement Effective Date, neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10 Compliance with ERISA. (i) Each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred and is continuing; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources Officer of the Borrower, expects to incur any such material liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources officer of the Borrower, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $500,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or, to the knowledge of any executive officer of the Borrower or the highest ranking Human Resources Officer of the Borrower, is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any material liability.

          (ii) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. All contributions required to be made with respect to a Foreign Pension Plan have been made and no material liability has occurred as a result of any failure to make any such contribution in a timely manner. Neither the Borrower nor any of its Subsidiaries has incurred any obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

          7.11 The Security Documents. (a) The security interests created in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, under the Pledge Agreement constitute first priority perfected security interests in the Pledged Securities described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledged Securities under the Pledge Agreement.

          (b) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties party thereto in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens of the type described in Section 9.01(i).

          7.12 Properties. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement or the Original Credit Agreement), free and clear of all Liens, other than Permitted Liens.

          7.13 Capitalization. On the Restatement Effective Date, the authorized capital stock of the Borrower shall consist of 200,000,000 shares of common stock, $.001 par value per share. All outstanding shares of capital stock of the Borrower have been duly and validly issued and are fully paid and non-assessable. The Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except for options or warrants to purchase shares of the Borrower's common stock which may be issued from time to time.

          7.14 Subsidiaries. As of the Restatement Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule
III. Schedule III correctly sets forth, as of the Restatement Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.15 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.16 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.17 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.18 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with, and on the date of each Credit Event are in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the best knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned or operated by the Borrower or any of its Subsidiaries) or any Real Property owned or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences with respect to the business or operations of the Borrower or any of its Subsidiaries, or any Real Property owned or operated by the Borrower or any of its Subsidiaries (including any Real Property formerly owned or operated by the Borrower or any of its Subsidiaries but no longer owned or operated by the Borrower or any of its Subsidiaries) or any property adjoining or adjacent to any such Real Property that could be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries or (ii) to cause any Real Property owned or operated by the Borrower or any of its Subsidiaries to be subject to any restrictions on the ownership, occupancy or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned or operated by the Borrower or any of its Subsidiaries where such generation, use, treatment or storage has violated or could be expected to violate any Environmental Law. Hazardous Materials have not at any time been Released on or from any Real Property owned or operated by the Borrower or any of its Subsidiaries where such Release has violated or could be expected to violate any applicable Environmental Law.

          (c) Notwithstanding anything to the contrary in this Section 7.18 the representations made in this Section 7.18 shall not be untrue unless the aggregate effect of all violations, claims, restrictions, failures and noncompliances of the types described above could reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.19 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.20 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          7.21 Indebtedness. Schedule IV sets forth a true and complete list of all Indebtedness (including Contingent Obligations) of the Borrower and its Subsidiaries as of the Restatement Effective Date (excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guarantees such debt.

          7.22 Senior Subordinated Notes. (a) The subordination provisions contained in the Senior Subordinated Notes and in the other Senior Subordinated Note Documents are enforceable against the respective Credit Parties party thereto and the holders of the Senior Subordinated Notes, and all Obligations and Guaranteed Obligations (as defined in the Subsidiaries Guaranty) are within the definition of "Senior Debt" or "Guarantor Senior Debt," as the case may be, included in such subordination provisions.

          (b) All representations and warranties set forth in the Senior Subordinated Documents were true and correct in all material respects at the time as of which such representations and warranties were made (or deemed made) and shall be true and correct in all material respects as of the Restatement Effective Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date.

          SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information Covenants.  The Borrower will furnish to each Bank:

          (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial Officer of the Borrower, subject to normal year-end audit adjustments and the absence of footnotes.

          (b) Annual Financial Statements. Within 90 days after the close of each fiscal year of the Borrower, (i) the consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and retained earnings and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and (x) in the case of the consolidated financial statements, certified by KPMG Peat Marwick LLP or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof and (y) in the case of the consolidating financial statements, certified by the Chief Financial Officer of the Borrower and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year.

          (c) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants and management's response thereto.

          (d)  Budgets.   No later than 30 days following the first day of each
fiscal year of the Borrower, a budget in form reasonably satisfactory to the Agent (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by the Borrower for each of the twelve months of such fiscal year prepared in detail setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based.

          (e) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish (A) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 3.03(b), 3.03(d), 9.03, 9.04, 9.05 and 9.07 through 9.10, inclusive, at the end of such fiscal quarter or year, as the case may be and (B) the Applicable Eurodollar Rate Margin for the Margin Reduction Period commencing with the date of the delivery of such financial statements.

          (f) Notice of Default or Litigation. Promptly upon, and in any event within three Business Days after, an officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and/or (ii) any litigation or governmental investigation or proceeding pending (x) against the Borrower or any of its Subsidiaries which could reasonably be expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole, (y) with respect to any material Indebtedness of the Borrower or any of its Subsidiaries or (z) with respect to any Credit Document.

          (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and all proxy materials, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC").

          (h) Environmental Matters. Promptly after any officer of any Credit Party obtains knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole:

          (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (a) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned or operated by the Borrower or any of its Subsidiaries that could be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real Property under any Environmental Law; and

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; provided, that in any event the Borrower shall deliver to each Bank all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

          All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response thereto.

          (i) Borrowing Base Certificate. (x) On the Restatement Effective Date and (y) not later than 3:00 P.M. (New York time) on the fifteenth day of each fiscal month of the Borrower thereafter, a borrowing base certificate in the form of Exhibit K (each, a "Borrowing Base Certificate"), which shall be prepared (A) as of January 31, 1998 in the case of the initial Borrowing Base Certificate and (B) as of the last Business Day of the preceding fiscal month in the case of each subsequent monthly Borrowing Base Certificate, in each case certified by the Chief Financial Officer of the Borrower.

          (j) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as the Agent or any Bank may reasonably request.

          8.02  Books, Records and Inspections; Annual Meetings.

          (a) The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Agent or any Bank to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Agent or such Bank may reasonably request. In addition, the Borrower will, and will cause each of the Subsidiary Guarantors to, permit upon reasonable prior notice to the Borrower the Agent to conduct, at Borrower's expense, an audit of the accounts receivable of the Credit Parties at such times (but no more frequently than once a year unless an Event of Default shall have occurred and be continuing) as the Agent shall reasonably require.

          (b) At a date to be mutually agreed upon between the Agent and the Borrower occurring on or prior to the 120th day after the close of each fiscal year of the Borrower, the Borrower shall, at the request of the Agent, hold a meeting with all of the Banks at which meeting shall be reviewed the financial results of the Borrower and its Subsidiaries for the previous fiscal year and the budgets presented for the current fiscal year of the Borrower.

          8.03 Maintenance of Property; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in reasonably good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates, and (iii) furnish to the Agent or any Bank, upon written request, full information as to the insurance carried. If the Borrower or any of its Subsidiaries shall fail to maintain insurance in accordance with this
Section 8.03, the Agent shall have the right (but shall be under no obligation) to procure such insurance and the Borrower agrees to reimburse the Agent for all costs and expenses of procuring such insurance.

          8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal could not reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances (x) as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
(y) as are being contested in good faith by the Borrower or such Subsidiary through appropriate proceedings which are being diligently prosecuted.

          8.06 Compliance with Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws.
Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except for Hazardous Materials generated, used, treated, stored, Released or disposed of at any such Real Properties in compliance in all material respects with all applicable Environmental Laws and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Banks a certificate of the Chief Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Banks a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan. Upon the request of the Agent, the Borrower will deliver to each of the Banks a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any certificates or notices delivered to the Banks pursuant to the first sentence hereof, copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan shall be delivered to the Banks no later than ten (10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08  End of Fiscal Years; Fiscal Quarters.  The Borrower will cause
(i) its fiscal year to end on December 31, and (ii) its fiscal quarters to end on March 31, June 30, September 30 and December 31.

          8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole.

          8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

          8.11 Pledge of Foreign Subsidiaries Stock. If following a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, counsel for the Borrower reasonably acceptable to the Agent does not within 30 days after a request from the Agent or the Required Banks deliver evidence, in form and substance mutually satisfactory to the Agent and the Borrower, with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement that a pledge of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote could reasonably be expected to cause (I) the undistributed earnings of such Foreign Subsidiary as determined for federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for federal income tax purposes or (II) other material adverse federal income tax consequences to the Credit Parties, then in the case of a failure to deliver the evidence described above, that portion of such Foreign Subsidiary's outstanding capital stock owned by any Credit Party and not theretofore pledged pursuant to the Pledge Agreement shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the Pledge Agreement.

          8.12 Margin Stock. The Borrower will, and will cause each of the Subsidiary Guarantors to, take any and all actions as may be required to ensure that no capital stock pledged, or required to be pledged, pursuant to the Pledge Agreement shall constitute Margin Stock.

          SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Restatement Effective Date and until the Total Revolving Loan Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

          9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this
Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or not yet delinquent and payable without any penalty of any kind or character or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or
     (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens permitted by Section 9.01 (iii) of the Original Credit Agreement and in existence on the Restatement Effective Date which are listed, and the property subject thereto described, in Schedule V, but only to the respective date, if any, set forth in such Schedule V for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on
     Schedule V, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Liens created pursuant to the Security Documents;

          (v) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

          (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings regarding operating leases;

          (x) Liens arising out of the existence of judgments or awards in respect of which the Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of any cash and the fair market value of any property subject to such Liens do not exceed $3,000,000 at any time outstanding;

          (xi) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xii) Liens placed upon any of the assets of a Foreign Subsidiary of the Borrower to secure any Foreign Subsidiary Third Party Borrowings directly incurred by such Foreign Subsidiary pursuant to Section 9.04(v), provided that in all events the Lien encumbering such assets does not encumber any asset of the Borrower or any other Subsidiary of the Borrower;

          (xiii) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

          (xiv) Liens securing (x) the performance of bids, tenders, leases and contracts in the ordinary course of business and (y) statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate outstanding amount of obligations secured by Liens permitted by this clause

          (xiv) (and the value of all cash and property encumbered by Liens permitted pursuant to this clause (xiv)) shall not at any time exceed $500,000; and

          (xv) Liens on property or assets acquired pursuant to a Permitted Acquisition or pursuant to an Investment made under Section 9.05(xv), or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or pursuant to an Investment made under Section 9.05(xv), provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under
     Section 9.04(x), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition or such permitted Investment, as the case may be, and do not attach to any other asset of the Borrower or any of its Subsidiaries.

          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person (or agree to do any of the foregoing at any future time), except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) each of the Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business;

          (iii) each of the Borrower and its Subsidiaries may sell obsolete or worn-out equipment or materials in the ordinary course of business;

          (iv) each of the Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof;

          (v) each of the Borrower and its Subsidiaries may sell other assets in the ordinary course of business in an aggregate amount not to exceed $250,000 per sale or series of related sales, provided that no more than $1,000,000 of such sales may be made pursuant to this clause (v) in any fiscal year of the Borrower;

          (vi) each of the Borrower and its Subsidiaries may sell other assets so long as (i) no Default or no Event of Default then exists or would result therefrom, (ii) each such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary is at least 90% cash and is paid at the time of the closing of such sale, (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b) and (v) the aggregate amount of the proceeds received from all assets sold pursuant to this clause (vi) shall not exceed $5,000,000 in any fiscal year of the Borrower;

          (vii)     Investments may be made to the extent permitted by Section
     9.05;

          (viii) each of the Borrower and its Subsidiaries may lease (as lessee) real or personal property (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by
     Section 9.04(iv));

          (ix) the Borrower and its Wholly-Owned Subsidiaries may acquire all or substantially all of the assets of any Person (or all or substantially all of the assets of a product line or division of any Person) or 100% of the capital stock of any Person (including by purchasing the remaining portion of the capital stock of any Person in which the Borrower or a Wholly-Owned Subsidiary thereof already has an ownership interest and as a result of which such Person shall become a Wholly-Owned Subsidiary of the Borrower) (any such acquisition permitted by this clause (ix), a "Permitted Acquisition"), so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each of the representations and warranties contained in Section 7 shall be true and correct in all material respects both before and after giving effect to such Permitted Acquisition, (iii) any Liens or Indebtedness assumed or issued in connection with such acquisition are otherwise permitted under Section 9.01 or 9.04, as the case may be, (iv) the only consideration paid by the Borrower or any of its Subsidiaries in connection with any Permitted Acquisition consists solely of cash and/or common stock or Qualified Preferred Stock of the Borrower,
     (v) at least 10 Business Days prior to the consummation of any Permitted Acquisition, the Borrower shall deliver to the Agent and each of the Banks a certificate of the Borrower's Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 9.08, 9.09 and 9.10 for the Test Period then most recently ended prior to the date of the consummation of such Permitted Acquisition, in each case with such financial covenants to be determined on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of such Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period), (vi) the aggregate cash consideration paid in connection with any Permitted Acquisition (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of any Indebtedness assumed in connection therewith) does not exceed $25,000,000, provided that such amount shall be increased to $35,000,000 to the extent that the Borrower's pro forma Leverage Ratio after giving effect to such Permitted Acquisition is 2.50:1.00 or less and
     (vii) to the extent that the Borrower's pro forma Leverage Ratio after giving effect to such Permitted Acquisition is greater than 2.50:1.00, the sum of (I) the aggregate cash consideration paid in connection with any Permitted Acquisition (including, without limitation, any earn-out, non-compete or deferred compensation arrangements and the aggregate principal amount of any Indebtedness assumed in connection therewith) and (II) the fair market value of any common stock and/or Qualified Preferred Stock of the Borrower issued in connection therewith does not exceed $100,000,000;

          (x) each of the Borrower and its Subsidiaries may grant leases or subleases to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (xi) the Borrower and its Subsidiaries may consummate sale and leaseback transactions with respect to those properties identified on
     Schedule VI and with respect to properties acquired after the Restatement Effective Date, in each case so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale and leaseback transaction is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary in connection with each such sale and leaseback transaction is cash and is paid at the time of the closing thereof, and (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by
     Section 3.03(b);

          (xii) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower so long as the Borrower is the surviving corporation of such merger or consolidation;

          (xiii) any Subsidiary of the Borrower may be merged or consolidated with or into any other Subsidiary of the Borrower so long as (i) in the case of any such merger or consolidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving corporation of such merger or consolidation and (ii) in the case of any such merger or consolidation involving a Wholly-Owned Subsidiary of the Borrower, the Wholly-Owned Subsidiary is the surviving corporation of such merger or consolidation; and

          (xiv) the Borrower and its Subsidiaries may sell up to a 49% equity interest in the Borrower's Subsidiary formed to conduct business in Latin America (other than in Mexico and Columbia) to a joint venture partner that is not an Affiliate of the Borrower so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such sale is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) the total consideration received by the Borrower or such Subsidiary in connection therewith is cash and is paid at the time of the closing of such sale, and
     (iv) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 3.03(b).

          To the extent the Required Banks waive the provisions of this Section
9.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 9.02 (other than to the Borrower or a Subsidiary thereof), such Collateral shall be sold free and clear of the Liens created by the respective Security Documents and the Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect the foregoing.

          9.03 Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare, pay or make any Restricted Payment, except that:

          (i) any Subsidiary of the Borrower may pay cash Dividends to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

          (ii) any non-Wholly-Owned Subsidiary of the Borrower may pay cash Dividends to its shareholders generally so long as the Borrower or its respective Subsidiary which owns the equity interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the equity interest in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests of such Subsidiary); and

          (iii) so long as there shall exist no Default or Event of Default (both before and after giving effect to the payment thereof), the Borrower may make cash Restricted Payments so long as the aggregate amount of all Restricted Payments made subsequent to the Restatement Effective Date pursuant to this clause (iii) does not exceed the remainder of (A) the sum of (I) $15,000,000, plus (II) 50% of the cumulative Consolidated Net Income (or, if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Borrower earned subsequent to the Restatement Effective Date and on or prior to the date the Restricted Payment occurs (the "Restricted Payment Reference Date") (treating such period as a single accounting period), provided, that in the case of common Stock Dividends, the applicable percentage of cumulative Consolidated Net Income instead shall be 25%, plus (III) 100% of the aggregate Net Equity Proceeds received by the Borrower from any Person (other than a Subsidiary of the Borrower) from the issuance and sale subsequent to the Restatement Effective Date and on or prior to the Restricted Payment Reference Date of common stock and/or Qualified Preferred Stock of the Borrower, plus (IV) without duplication of any amounts included in preceding clause (III), 100% of the aggregate Net Equity Proceeds of any equity contribution received by the Borrower from a holder of the Borrower's common stock (other than from a Subsidiary of the Borrower) minus (B) any amounts referred to in preceding clauses (II),
     (III) and (IV) to the extent that such amounts are used to make Investments pursuant to Section 9.05(xv).

Notwithstanding anything to the contrary contained in clause (iii) above in this
Section 9.03, the Borrower will not, and will not permit any of its Subsidiaries to, make any Restricted Payment in respect of the Senior Subordinated Notes (i) to the extent that the payment thereof would violate the subordination provisions contained therein or (ii) as a result of any asset sale, change of control or similar event.

          9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii) Existing Indebtedness permitted by Section 9.04(ii) of the Original Credit Agreement and outstanding on the Restatement Effective Date, and giving effect to any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing;

          (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this
     Section 9.04;

          (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness subject to Liens permitted under Section 9.01(vii), provided that in no event shall the sum of (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all purchase money Indebtedness (including, in each case, any Capitalized Lease Obligations and purchase money Indebtedness constituting Existing Indebtedness) exceed $40,000,000 at any time outstanding;

          (v) Indebtedness of any Foreign Subsidiary of the Borrower under lines of credit extended by third Persons to any such Foreign Subsidiary the proceeds of which Indebtedness are used for such Foreign Subsidiary's working capital and general corporate purposes, provided that the aggregate principal amount of all such Indebtedness incurred pursuant to this clause
     (v), together with the aggregate principal amount of any Existing Indebtedness under such lines of credit, shall not exceed $50,000,000 (or the Dollar Equivalent thereof in the case of Indebtedness incurred in a currency other than Dollars) at any time outstanding (the "Foreign Subsidiary Third Party Borrowings");

          (vi) intercompany Indebtedness among the Borrower and its Subsidiaries to the extent permitted by Sections 9.05(ix), (xiii), (xiv) and (xv);

          (vii) Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of other Indebtedness of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Section 9.04;

          (viii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

          (ix) Indebtedness of the Borrower and the Subsidiary Guarantors under the Senior Subordinated Notes and the other Senior Subordinated Note Documents in an aggregate principal amount not to exceed $100,000,000 (as reduced by any repayments of principal thereof);

          (x) Indebtedness of a Subsidiary acquired pursuant to a Permitted Acquisition or pursuant to an Investment made under Section 9.05(xv) (or Indebtedness assumed at the time of a Permitted Acquisition or an Investment made under Section 9.05(xv) of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition or such Investment, as the case may be, (y) such Indebtedness does not constitute debt for borrowed money (other than debt for borrowed money incurred in connection with industrial revenue or industrial development bond financings), it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (y), and (z) at the time of such Permitted Acquisition or such Investment, as the case may be, such Indebtedness does not exceed 30% of the total value of the assets of the Subsidiary so acquired, or of the asset so acquired, as the case may be; and

          (xi) additional unsecured Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $7,000,000 at any one time outstanding.

          9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Borrower or such Subsidiary;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents, provided that during any time that Revolving Loans or Swingline Loans are outstanding the aggregate amount of cash and Cash Equivalents permitted to be held by the Borrower and its Domestic Subsidiaries shall not exceed $5,000,000 for any period of five consecutive Business Days;

          (iii) the Borrower and its Subsidiaries may hold the Investments held by them on the Restatement Effective Date and described on Schedule VII, provided that any additional Investments made with respect thereto shall be permitted only if independently justified under the other provisions of this Section 9.05;

          (iv) the Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

          (v) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $2,000,000;

          (vi) the Borrower may acquire and hold obligations of one or more officers or other employees of the Borrower or any of its Subsidiaries in connection with such officers' or employees' acquisition of shares of common stock of the Borrower so long as no cash is paid by the Borrower or any of its Subsidiaries to such officers or employees in connection with the acquisition of any such obligations;

          (vii) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted by Section 9.04(iii);

          (viii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(viii);

          (ix) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances between or among one another (collectively, "Intercompany Loans"), so long as each Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (x) the Borrower may make cash common equity contributions to the capital of the Subsidiary Guarantors and the Subsidiary Guarantors may make cash common equity contributions to the capital of their respective Subsidiaries which are Subsidiary Guarantors;

          (xi) Permitted Acquisitions shall be permitted pursuant to Section 9.02(ix);

          (xii) the Borrower and its Subsidiaries may acquire and hold promissory notes issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Section 9.02(vi);

          (xiii) the Borrower and the Subsidiary Guarantors may make additional Intercompany Loans and/or cash equity contributions to Wholly-Owned Foreign Subsidiaries of the Borrower for the purpose of enabling such Wholly-Owned Foreign Subsidiaries to consummate a Permitted Acquisition so long as each such Investment that is made as an Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xiv) the Borrower and its Subsidiaries may make additional Intercompany Loans and/or cash equity contributions to their respective Subsidiaries for the purpose of enabling such Subsidiaries to make an Investment permitted by clause (xv) of this Section 9.05 so long as each such Investment that is made as an Intercompany Loan shall be evidenced by an Intercompany Note that is pledged to the Collateral Agent pursuant to the Pledge Agreement;

          (xv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower and its Subsidiaries may make additional Investments so long as the aggregate amount of all such Investments made subsequent to the Restatement Effective Date and outstanding at any time (determined without regard to any write-downs or write-offs thereof) pursuant to this clause (xv) does not exceed the remainder of (A) the sum of (I) $30,000,000, plus (II) 50% of the cumulative Consolidated Net Income (or, if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Borrower earned subsequent to the Restatement Effective Date and on or prior to the date the Investment occurs (the "Investment Reference Date") (treating such period as a single accounting period), plus (III) 100% of the aggregate Net Equity Proceeds received by the Borrower from any Person (other than a Subsidiary of the Borrower) from the issuance and sale subsequent to the Restatement Effective Date and on or prior to the Investment Reference Date of common stock and/or Qualified Preferred Stock of the Borrower, plus (IV) without duplication of any amounts included in preceding clause (III), 100% of the aggregate Net Equity Proceeds of any equity contribution received by the Borrower from a holder of the Borrower's stock (other than from a Subsidiary of the Borrower) minus (B) any amounts referred to in preceding clauses (II),
     (III) and (IV) to the extent that such amounts are used to make Restricted Payments pursuant to Section 9.03(iii), provided that in the case of any such Investment made in any Person that is not then a Subsidiary of the Borrower, at least 10 Business Days prior to the making of any such Investment, the Borrower shall deliver to the Agent and each of the Banks a certificate of the Chief Financial Officer of the Borrower certifying (and showing the calculations therefor in reasonable detail) that the Borrower would have been in compliance with the financial covenants set forth in Sections 9.08, 9.09 and 9.10 for the Test Period then most recently ended prior the date of such Investment, in each case with such financial covenants to be determined on a pro forma basis as if such Investment had been made on the first day of such Test Period (and assuming that any Indebtedness incurred, issued or assumed in connection therewith had been incurred, issued or assumed on the first day of, and had remained outstanding throughout, such Test Period); and

          (xvi) SITEL International, Inc. and/or a Subsidiary thereof may contribute their equity interests in Grupo SITEL de Mexico, S.A. de C.V. and/or any other Foreign Subsidiary of the Borrower to another Wholly-Owned Subsidiary of the Borrower.

         9.06 Transactions with Affiliates. (a) The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), with, or for the benefit of, any Affiliate of the Borrower or any of its Subsidiaries (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under clause (b) of this Section 9.06 and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's length basis from a Person that is not an Affiliate of the Borrower or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary, as the case may be) in excess of $1,000,000 shall be approved by the Board of Directors of the Borrower or such Subsidiary, as the case may be, and with such approval to be evidenced by a Board resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Borrower or any Subsidiary of the Borrower enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate fair market value (as determined in good faith by the Board of Directors of the Borrower or such Subsidiary, as the case may be) of more than $5,000,000, the Borrower or such Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Borrower or the relevant Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Agent.

          (b) The restrictions set forth in clause (a) of this Section 9.06 shall not apply to (i) reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Borrower or any Subsidiary of the Borrower as determined in good faith by the Borrower's Board of Directors or senior management, (ii) transactions exclusively between or among the Borrower and any of its Subsidiaries or exclusively between or among such Subsidiaries, provided such transactions are not otherwise prohibited by the Credit Documents, (iii) transactions exclusively between or among the Borrower and any of its Subsidiaries on the one hand and any joint venture in which the Borrower and its Subsidiaries own at least 45% of the total equity interest on the other hand, so long as no portion of the remaining interest in such joint venture is owned by a Person who is an Affiliate of the Borrower (other than another Subsidiary of the Borrower) and such transactions are not otherwise prohibited by the Credit Documents, (iv) any agreement as in effect as of the Restatement Effective Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Banks in any material respect than the original agreement as in effect on the Restatement Effective Date; (v) advances or loans to employees, officers and directors of the Borrower and its Subsidiaries permitted by Sections 9.05(v) and (xv), and (vi) Restricted Payments permitted by Section 9.03.

          9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures, except that during any fiscal year of the Borrower set forth below (taken as one accounting period), the Borrower and its Subsidiaries may make Capital Expenditures so long as the aggregate amount of all such Capital Expenditures does not exceed in any fiscal year of the Borrower set forth below the amount set forth opposite such fiscal year below:

          Fiscal Year Ending            Amount
          __________________            _______

          December 31, 1998             $85,000,000
          December 31, 1999             $95,000,000
          December 31, 2000             $120,000,000
          December 31, 2001             $130,000,000
          December 31, 2002             $130,000,000

          (b) In addition to the foregoing, in the event that the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to clause (a) above in any fiscal year of the Borrower (before giving effect to any increase in such permitted Capital Expenditure amount pursuant to this clause (b)) is greater than the amount of Capital Expenditures actually made by the Borrower and its Subsidiaries during such fiscal year, the lesser of
(x) such excess and (y) 25% of the applicable permitted scheduled Capital Expenditure amount as set forth in such clause (a) above may be carried forward and utilized to make Capital Expenditures in the immediately succeeding fiscal year, provided that no amounts once carried forward pursuant to this Section 9.07(b) may be carried forward to any fiscal year thereafter and such amounts may only be utilized after the Borrower and its Subsidiaries have utilized in full the permitted Capital Expenditure amount for such fiscal year as set forth in the table in clause (a) above (without giving effect to any increase in such amount by operation of this clause (b)).

          (c) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Sale Proceeds received by the Borrower or any of its Subsidiaries from any Asset Sale so long as such Net Sale Proceeds are reinvested in replacement assets within 270 days following the date of such Asset Sale to the extent such Net Sale Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to
Section 3.03(b).

          (d) In addition to the foregoing, the Borrower and its Subsidiaries may make Capital Expenditures with the amount of Net Insurance Proceeds received by the Borrower or any of its Subsidiaries from any Recovery Event so long as such Net Insurance Proceeds are used to replace or restore any properties or assets in respect of which such Net Insurance Proceeds were paid within 270 days following the date of receipt of such Net Insurance Proceeds from such Recovery Event to the extent such Net Insurance Proceeds are not otherwise required to be applied to reduce the Total Revolving Loan Commitment pursuant to
Section 3.03(d).

          (e) In addition to the foregoing, the Borrower and its Wholly-Owned Subsidiaries may consummate Permitted Acquisitions to the extent permitted by
Section 9.02(ix).

          9.08 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

               Fiscal Quarter Ending         Ratio
               _____________________         _____

               December 31, 1997             4.00:1.00
               March 31, 1998                4.00:1.00
               June 30, 1998                 4.00:1.00
               September 30, 1998            4.50:1.00
               December 31, 1998             4.50:1.00
               March 31, 1999                4.50:1.00
               June 30, 1999                 4.50:1.00
               September 30, 1999            5.00:1.00
               December 31, 1999             5.00:1.00
               March 31, 2000                5.00:1.00
               June 30, 2000                 5.00:1.00
               September 30, 2000            5.50:1.00
               December 31, 2000             5.50:1.00
               March 31, 2001                5.50:1.00
               June 30, 2001                 5.50:1.00
               September 30, 2001 and
               the last day of each fiscal
               quarter thereafter            6.00:1.00

          9.09 Maximum Leverage Ratio. The Borrower will not permit the Leverage Ratio at any time during a period set forth below to be greater than the ratio set forth opposite such period below:

          Period                             Ratio
          ______                             _____

          Restatement Effective Date through
          and including June 30, 2000        3.00:1.00
          July 1, 2000 through
          and including June 30, 2001        2.50:1.00
          July 1, 2001
          and thereafter                     2.25:1.00

          9.10 Minimum Consolidated EBITDA. The Borrower will not permit Consolidated EBITDA for any Test Period ending on the last day of a fiscal quarter set forth below to be less than the amount set forth opposite such fiscal quarter below:



          Fiscal Quarter Ending              Amount
          _____________________              ______

          December 31, 1997                  $50,000,000
          March 31, 1998                     $50,000,000
          June 30, 1998                      $50,000,000
          September 30, 1998                 $60,000,000
          December 31, 1998                  $60,000,000
          March 31, 1999                     $60,000,000
          June 30, 1999                      $60,000,000
          September 30, 1999
          and the last day of
          each fiscal quarter thereafter     $75,000,000

          9.11 Limitation on Modifications of Certificate of Incorporation, By-Laws, SAP Joint Venture Documents and Senior Subordinated Note Documents; etc.
(a) The Borrower will not, and will not permit any of its Subsidiaries to, (i) amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate of designation) or by-laws (or the equivalent organizational documents) or the SAP Joint Venture Documents unless any such amendment, modification or change could not be adverse to the interests of the Banks or (ii) amend, modify or change any of the Senior Subordinated Note Documents.

          (b) Neither the Borrower nor any of its Subsidiaries shall designate any Indebtedness, other than the Obligations, as "Designated Senior Debt" for purposes of the Senior Subordinated Notes and the other Senior Subordinated Note Documents.

          9.12 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement or agreements for the provision of services entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) restrictions on the transfer of any asset subject to a Lien permitted by Section 9.01.

          9.13 Limitation on Issuance of Capital Stock. (a) The Borrower will not, and will not permit any of its Subsidiaries to, issue (i) any preferred stock (other than Qualified Preferred Stock of the Borrower) or (ii) any redeemable common stock (other than common stock that is redeemable at the sole option of the Borrower or such Subsidiary).

          (b) The Borrower will not permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except (i) for transfers and replacements of then outstanding shares of capital stock, (ii) for stock splits, stock dividends and issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) to qualify directors to the extent required by applicable law or (iv) for issuances by newly created or acquired Subsidiaries in accordance with the terms of this Agreement.

          9.14 Business. The Borrower and its Subsidiaries will not engage in any businesses other than the businesses engaged in by the Borrower and its Subsidiaries as of the Restatement Effective Date and reasonable extensions thereof.

          9.15 Limitation on Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Restatement Effective Date any Subsidiary, provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted to establish, create or, to the extent permitted by the Agreement, acquire (x) Wholly-Owned Subsidiaries so long as (i) the capital stock or other equity interests of each such new Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement, (ii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary) executes a counterpart of the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement, and
(iii) each such new Wholly-Owned Subsidiary (other than a Foreign Subsidiary) executes and delivers, or causes to be executed and delivered, all other relevant documentation of the type described in Section 5 as such new Wholly-Owned Subsidiary would have had to deliver if such new Wholly-Owned Subsidiary were a Credit Party on the Restatement Effective Date and (y) non-Wholly-Owned Subsidiaries so long as the capital stock or other equity interest of each such new non-Wholly-Owned Subsidiary (to the extent owned by a Credit Party) is pledged pursuant to, and to the extent required by, the Pledge Agreement.

          9.16 SAP Joint Venture Arrangements. Notwithstanding anything to the contrary contained in Sections 9.02, 9.03, 9.04, 9.05 and 9.06, the Borrower and its Subsidiaries may enter into, and perform their respective obligations under, the SAP Joint Venture Documents on the terms and conditions set forth in the First Amendment and Consent, dated as of January 8, 1998, to the Original Credit Agreement, provided that (i) in order for the Borrower or one of its Subsidiaries to purchase any interest in the SAP Joint Venture held by the other joint venture partner, the Borrower or such Subsidiary must comply with Section 9.02(ix), provided that the provisions of clauses (vi) and (vii) of such Section 9.02(ix) shall not be applicable to the Borrower or its respective Subsidiary honoring its put obligations under the SAP Joint Venture Documents, (ii) any sale by the Borrower or any of its Subsidiaries of any portion of their equity interest in the SAP Joint Venture shall be treated as an Asset Sale the proceeds of which shall be applied and/or reinvested as (and to the extent) required by
Section 3.03(b), and (iii) any Investments made by the Borrower or any of its Subsidiaries in or to the SAP Joint Venture after the Restatement Effective Date shall be subject to the provisions of Section 9.05(xv) as opposed to the aggregate dollar limitations set forth in the First Amendment and Consent referred to above.

          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or any interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

          10.02 Representations, etc. Any representation, warranty or statement made (or deemed made) by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Agent or any Bank pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(f)(i) or 8.08 or Section 9 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections
10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Agent or the Required Banks; or

          10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Notes) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $3,000,000; or

          10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdic tion whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, individually, and/or in the aggregate, has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole;
or

          10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected first priority security interest in all of the Collateral, in favor of the Collateral Agent, superior to and prior to the rights of all third Persons); or

          10.08 Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $3,000,000; or

          10.10 Change of Control. A Change of Control shall occur; then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent, upon the written request of the Required Banks, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Bank or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Agent as specified in clauses (i) and (ii) below shall occur automatically with out the giving of any such notice): (i) declare the Total Revolving Loan Commitment terminated, whereupon the Revolving Loan Commitment of each Bank shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash or Cash Equivalents, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all Liens, rights and remedies created pursuant to any of the Security Documents; and (vi) apply any cash collateral held by the Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11.  Definitions and Accounting Terms.

          11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Entity or Business" shall have the meaning provided in the definition of "Consolidated Net Income".

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 5% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Affiliate Transaction" shall have the meaning provided in Section
9.06.

          "Agent" shall mean BTCo, in its capacity as Agent for the Banks hereunder, and shall include any successor to the Agent appointed pursuant to
Section 12.09.

          "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

          "Applicable Eurodollar Rate Margin" shall mean a percentage per annum equal to 1% less the then applicable Interest Reduction Discount, if any.

          "Asset Sale" shall mean any sale, transfer or other disposition by the Borrower or any of its Subsidiaries to any Person (including by-way-of redemption by such Person) other than to the Borrower or a Wholly-Owned Subsidiary of the Borrower of any asset (including, without limitation, any capital stock or other securities of, or equity interests in, another Person) other than sales of assets pursuant to Sections 9.02 (ii), (iii), (iv), (v) and
(x).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit L (appropriately completed).

          "Bank" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Bank" hereunder pursuant to Section 1.13 or 13.04(b).

          "Bank Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Bank to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing the Borrower and/or the Agent that such Bank does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2, in the case of either clause (i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in Section 10.05 with respect to such Bank) of such Bank by any regulatory authority or agency.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean (i) the borrowing of Swingline Loans from the Swingline Bank on a given date and (ii) the borrowing of one Type of Revolving Loan from all the Banks on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that (x) Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans and (y) each Borrowing applicable to each of the Original Revolving Loans outstanding on the Restatement Effective Date (and after giving effect to the payments required by Section 5.05) shall continue to be applicable thereto as if the Original Credit Agreement had not been amended and restated as herein provided (although such Original Revolving Loans shall constitute Revolving Loans as provided for in this Agreement).

          "Borrowing Base" shall mean, as at any date on which the amount thereof is being determined, an amount equal to 80% of Eligible Receivables as determined from the Borrowing Base Certificate most recently delivered pursuant to Section 8.01(i).

          "Borrowing Base Certificate" shall have the meaning provided in
Section 8.01(i).

          "BTCo" shall mean Bankers Trust Company, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with generally accepted accounting principles, but excluding the amount of Capitalized Lease Obligations incurred by such Person.

          "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least "A" or the equivalent thereof from Standard & Poor's Ratings Services or "A2" or the equivalent thereof from Moody's Investors Service, Inc. with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Services or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than one year after the date of acquisition by such Person, (v) marketable direct obligations issued by the District of Columbia or any State of the United States or any political subdivision of any such State or any public instrumentality thereof maturing within one year from the date of acquisition and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services or Moody's Investors Service, Inc. and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

          "Cash Proceeds" shall mean, with respect to any Asset Sale, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Sale or pursuant to a receivable or otherwise, other than (in each case) the portion of such deferred payment constituting interest, but only as and when so received) received by the Borrower and/or any of its Subsidiaries from such Asset Sale.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

          "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Restatement Effective Date), shall (A) have acquired beneficial ownership of 25% or more on a fully diluted basis of the voting and/or economic interest in the Borrower's capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or (ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors or (iii) any "change of control" under, and as defined in, the Senior Subordinated Note Indenture.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Restatement Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean the Pledge Agreement Collateral, the Security Agreement Collateral and all cash and Cash Equivalents delivered as collateral pursuant to Section 4.02 or 10.

          "Collateral Agent" shall mean the Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Commitment Commission" shall have the meaning set forth in Section 3.01.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before Consolidated Interest Expense and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period (including deferred financing, legal and accounting costs associated with the Original Credit Agreement, this Agreement and the Senior Subordinated Notes), but determined without giving effect to any non-cash charges of up to $8,500,000 in the aggregate which is taken by the Borrower on or prior to December 31, 1998 in connection with the revaluation of the businesses of SITEL Telebusiness New Zealand Limited, SITEL Telebusiness Australia Pty Limited and/or SITEL Telebusiness Singapore Pte Ltd..

          "Consolidated Indebtedness" shall mean, at any time, the principal amount of all Indebtedness of the Borrower and its Subsidiaries at such time as determined on a consolidated basis.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period; provided that the amortization of deferred financing costs with respect to this Agreement, the Original Credit Agreement and the Senior Subordinated Notes shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

          "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis (and after deductions for minority interests), provided that
(i) the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period and (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of its income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary; provided that for purposes of Section 9.09 and the definition of Interest Reduction Discount, there shall be included (to the extent not already included) in determining Consolidated Net Income for any period the net income (or loss) of any Person, business, property or asset acquired during such period pursuant to a Permitted Acquisition or pursuant to an Investment made under
Section 9.05(xv) and not subsequently sold or otherwise disposed of by the Borrower or one of its Subsidiaries during such period (each such Person, business, property or asset acquired and not subsequently disposed of during such period, an "Acquired Entity or Business"), in each case based on the actual net income (or loss) of such Acquired Entity or Business for the entire period (including the portion thereof occurring prior to such acquisition) (but after any deductions for minority interests).

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Continuing Directors" shall mean the directors of the Borrower on the Restatement Effective Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty and each Security Document.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

          "Dividend" shall mean, with respect to any Person, that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock of such Person) or cash to its stockholders or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any partnership interests outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any partnership interests of such Person outstanding on or after the Restatement Effective Date (or any options or warrants issued by such Person with respect to its capital stock). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments made or required to be made by such Person with respect to any stock appreciation rights plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes.

          "Documents" shall mean the Credit Documents and the Senior Subordinated Note Documents.

          "Dollar Equivalent" shall mean, at any time of determination thereof, the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in a currency other than Dollars, the amount of Dollars necessary to purchase) the amount of currency involved in such computation at the spot exchange rate therefor as published in the New York edition of The Wall Street Journal on the date one Business Day prior to the date of any determination thereof, provided that if the New York edition of The Wall Street Journal is not published on such date, reference shall be made to such rate as set forth in the most recently published New York edition of The Wall Street Journal, and provided further, that if at any time the New York edition of The Wall Street Journal ceases to publish such exchange rates, the Dollar Equivalent shall be the amount of Dollars which could be purchased with (or, in the case of Letters of Credit denominated in a currency other than Dollars, the amount of Dollars necessary to purchase) the amount of currency involved in such computation at the spot rate therefor as quoted by the Agent at approximately 11:00 a.m. (London time) on the date two Business Days prior to the date of any determination thereof for purchase on such date, it being understood and agreed, however, that (i) in determining the Stated Amount of any Letter of Credit issued in a currency other than Dollars (A) for purposes of Sections 1.01(a), 1.01(b), 2.02 and 4.02(a), the Dollar Equivalent thereof shall be calculated (x) on the date of the issuance of such Letter of Credit, (y) on the first Business Day of each calendar month thereafter and (z) on such other day as the Agent may, in its sole discretion, consider appropriate and (B) for purposes of Sections 3.01(a), 3.01(b) and 3.01(c), the Dollar Equivalent shall be calculated on the first Business Day of each month in the quarterly period in which the respective payment is due pursuant to said Sections, (ii) the Dollar Equivalent for all reimbursement obligations with respect to all Letters of Credit issued in a currency other than Dollars shall be determined by using the Dollar Equivalent thereof as in effect on the date the respective Unpaid Drawing was paid by such Issuing Bank and (iii) for purposes of determining compliance with
Section 9.04, the Dollar Equivalent of any Foreign Subsidiary Third Party Borrowings or any such other Indebtedness incurred in a currency other than Dollars shall be the Dollar Equivalent thereof as in effect on the last Business Day of the then most recently ended fiscal quarter of the Borrower and such Dollar Equivalent shall remain in effect until same is recalculated as of the last Business Day of the immediately succeeding fiscal quarter.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State or territory thereof.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall mean the "Effective Date" under, and as defined in, the Original Credit Agreement.

          "Eligible Receivables" shall mean the total face amount of the receivables of the Borrower and the Subsidiary Guarantors which conform to the representations and warranties contained in the Security Agreement (including by the Collateral Agent having a first priority perfected security interest therein) and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less any returns, discounts, claims, credit and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors owing the receivables and excluding (i) bill and hold (deferred shipment) transactions, (ii) contracts or sales to any Affiliate of the Borrower or any of its Subsidiaries, (iii) all receivables to the extent that same have not been paid in full within 45 days of the due date thereof or which have been disputed by the account debtor, (iv) governmental sales, and (v) sales to account debtors outside the United States.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution, any fund that invests in bank loans or, with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), any other "accredited investor" (as defined in Regulation D of the Securities
Act).

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and
(b) any and all Claims by any third party seeking damages, contribution, indemni fication, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Restatement Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

          "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

          "Event of Default" shall have the meaning provided in Section 10.

          "Existing Indebtedness" shall have the meaning provided in Section
7.21.

          "Existing Letters of Credit" shall have the meaning provided in
Section 2.01(a).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds brokers of recognized standing selected by the Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

          "Final Maturity Date" shall mean July 24, 2002.

          "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "Foreign Subsidiary" shall mean each Subsidiary of the Borrower which is not a Domestic Subsidiary.

          "Foreign Subsidiary Third Party Borrowings" shall have the meaning provided in Section 9.04(v).

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic sub stances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided, that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or -pay and similar obligations, (vi) all Contingent Obligations of such Person and
(vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

          "Independent Financial Advisor" shall mean a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Borrower and (ii) which, in the judgment of the Board of Directors of the Borrower, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Intercompany Loan" shall have the meaning provided in Section
9.05(ix).

          "Intercompany Note" shall mean a promissory note, in the form of Exhibit N or such other form as may be reasonably acceptable to the Agent, in either case evidencing Intercompany Loans, provided that any Intercompany Note in which the Borrower is the obligor shall contain the subordination provisions set forth on Exhibit N.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

          "Interest Reduction Discount" shall mean (i) for the period from the Restatement Effective Date through but not including the first Start Date, zero, and (ii) from and after any Start Date after the Restatement Effective Date to and including the corresponding End Date the percentage set forth in clause (A) or (B) below to the extent that the condition set forth in clause (A) or (B) below is satisfied (and to the extent that neither such condition is satisfied the Interest Reduction Discount shall be zero):

          (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than or equal to 2.25:1.00 and greater than or equal to 1.50:1.00; or

          (B) 3/8 of 1% if, but only if, as of the Test Date for such Start Date the Leverage Ratio for the Test Period ended on such Test Date shall be less than 1.50:1.00.

Notwithstanding anything to the contrary above in this definition, the Interest Reduction Discount shall be reduced to zero at all times when a Default or an Event of Default shall exist.

          "Investment Reference Date" shall have the meaning provided in Section 9.05(xv).

          "Investments" shall have the meaning provided in Section 9.05.

          "Issuing Bank" shall mean BTCo, U.S. Bank and any other Bank which at the request of the Borrower and with the consent of the Agent agrees, in such Bank's sole discretion, to become an Issuing Bank for the purpose of issuing Letters of Credit pursuant to Section 2.

        "Judgment Currency" shall have the meaning provided in Section
        13.17(a).

        "Judgment Currency Conversion Date" shall have the meaning provided in
Section 13.17(a).

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations, (ii) all Foreign Subsidiary Third Party Borrowings and (iii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Bank and otherwise permitted to exist pursuant to the terms of this Agreement.

          "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended, provided that, for purposes of calculating the Interest Reduction Discount, the foregoing numerator shall instead be the sum of (I) Consolidated Indebtedness (excluding Revolving Outstandings) at such time plus
(II) the average Revolving Outstandings for the then most recently ended fiscal quarter of the Borrower.

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan and each Swingline Loan.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to Section 8.01(a) or (b), as the case may be, and which shall end on the earlier of (i) the date of actual delivery of the next financial statements pursuant to Section 8.01(a) or (b), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered to Section 8.01(a) or (b), as the case may be.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Maximum Swingline Amount" shall mean $5,000,000.

          "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $2,000,000 and (ii) for Swingline Loans, $250,000.

          "NAIC" shall mean the National Association of Insurance Commissioners.

          "Net Debt Proceeds" shall mean, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with the respective Recovery Event.

          "Net Sale Proceeds" shall mean, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

          "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

          "Note" shall mean each Revolving Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of Conversion" shall have the meaning provided in Section
1.06.

          "Notice Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, Attention: Greg Perry or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Agent, the Collateral Agent, any Issuing Bank or any Bank pursuant to the terms of this Agreement or any other Credit Document.

          "Obligation Currency" shall have meaning provided in Section 13.17(a).

          "Original Credit Agreement" shall have the meaning provided in the recitals to this Agreement.

          "Original Revolving Loans" shall mean the "Revolving Loans" under, and as defined in, the Original Credit Agreement.

          "Original Swingline Loans" shall mean the "Swingline Loans" under, and as defined in, the Original Credit Agreement.

          "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Agent located at 130 Liberty Street, New York, New York 10006, or such other office as the Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Permitted Acquisition" shall have the meaning provided in Section
9.02 (ix).

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Pledgee" shall have the meaning provided in the Pledge Agreement.

          "Pledged Securities" shall mean all "Pledged Securities" as defined in the Pledge Agreement.

          "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Projections" shall mean the projections which were prepared by the Borrower for the period ending on December 31, 2002 and which were delivered to the Banks on or about March 5, 1998.

          "Qualified Preferred Stock" shall mean any preferred stock of the Borrower so long as the terms of any such preferred stock (i) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision occurring before July 31, 2003, (ii) do not require the cash payment of dividends, (iii) do not contain any covenants, (iv) do not grant the holders thereof any voting rights except for (x) voting rights required to be granted to such holders under applicable law and (y) limited customary voting rights on fundamental matters such as mergers, consolidations, sales of all or substantially all of the assets of the Borrower, or liquidations involving the Borrower, and (v) are otherwise reasonably satisfactory to the Agent.

          "Quarterly Payment Date" shall mean the last Business Day of each September, December, March and June occurring after the Restatement Effective Date.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Register" shall have the meaning provided in Section 13.15.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring or migrating, into or upon any land or water or air, or otherwise entering into the environment.

          "Replaced Bank" shall have the meaning provided in Section 1.13.

          "Replacement Bank" shall have the meaning provided in Section 1.13.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required Banks" shall mean Non-Defaulting Banks the sum of whose Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and RL Percentages of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Revolving Loan Commitment less the Revolving Loan Commitments of all Defaulting Banks (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks and the aggregate RL Percentages of Non-Defaulting Banks of the total outstanding Swingline Loans and Letter of Credit Outstandings Swingline Loans at such time).

          "Restatement Effective Date" shall have the meaning provided in
Section 13.10.

          "Restricted Payment" shall mean (a) any authorization, declaration or payment of any Dividends with respect to the Borrower or any of its Subsidiaries, or (b) the making (or the giving of any notice in respect thereof) by the Borrower or any of its Subsidiaries of any voluntary, optional or mandatory payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any of the Senior Subordinated Notes.

          "Restricted Payment Reference Date" shall have the meaning provided in
Section 9.03(iii).

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Section 1.13 or 13.04(b).

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

          "RL Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the RL Percentage of any Bank is to be determined after the Total Revolving Loan Commitment has been terminated, then the RL Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

          "SAP Joint Venture" shall mean the joint venture arrangement between SITEL Asia Pacific Holdings Pte Ltd., Lend Lease Securities and Investments Pty Limited and Lend Lease International Pty Limited evidenced by the SAP Joint Venture Documents.

          "SAP Joint Venture Documents" shall mean the Shareholders Agreement by and among the Borrower, SITEL Asia Pacific Holdings Pte Ltd., SITEL Australia Pty Ltd, Evergem Investments Pte Limited, Lend Lease Corporation Limited, Lend Lease Securities and Investments Pty Limited and Lend Lease International Pty Limited and the other definitive documentation for the SAP Joint Venture executed in connection therewith.

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Security Agreement" shall have the meaning provided in Section 5.09.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Document" shall mean and include each of the Security Agreement and the Pledge Agreement.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes, the Senior Subordinated Note Offering Memorandum and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

          "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of March 10, 1998 by and among the Borrower, the Subsidiary Guarantors and The First National Bank of Maryland, as trustee.

          "Senior Subordinated Note Offering Memorandum" shall mean the Offering Memorandum, dated March 5, 1998, prepared in connection with the issuance of the Senior Subordinated Notes.

          "Senior Subordinated Notes" shall mean the Borrower's 9-1/4% Senior Subordinated Notes due 2006.

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met); provided that the "Stated Amount" of each Letter of Credit denominated in a currency other than Dollars shall be, on any date of calculation, the Dollar Equivalent of the maximum amount available to be drawn in the respective currency thereunder (determined without regard to whether any conditions to drawing could then be met).

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time; provided that Grupo SITEL de Mexico, S.A. de C.V. shall be considered a Subsidiary of the Borrower under this Agreement so long as the Borrower or a Wholly Owned Subsidiary thereof owns at least 49% of the equity interest thereof and controls the Board of Directors of such Person.

          "Subsidiary Guarantor" shall mean each Wholly-Owned Domestic Subsidiary of the Borrower.

          "Subsidiaries Guaranty" shall have the meaning provided in Section
5.10.

          "Swingline Bank" shall mean BTCo.

          "Swingline Expiry Date" shall mean that date which is five Business Days prior to the Final Maturity Date.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date.

          "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (in each case taken as one accounting period), provided that for any determination made under Section 9.08 on and prior to March 31, 1998, such period shall be the period from July 1, 1997 to the last day of the fiscal quarter of the Borrower then last ended (in each case taken as one accounting period).

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall have the meaning provided for in Section
2.05(a).

          "Unutilized Revolving Loan Commitment" shall mean, with respect to any Bank at any time, such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Bank at such time and (ii) such Bank's RL Percentage of the Letter of Credit Outstandings at such time.

          "U.S Bank" shall mean U.S. Bank National Association.

          "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Foreign Subsidiary" shall mean each Foreign Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director's qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

          SECTION 12.  The Agent.

          12.01 Appointment. The Banks hereby irrevocably designate BTCo as Agent (for purposes of this Section 12, the term "Agent" also shall include BTCo in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Agent to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agent. Independently and without reliance upon the Agent, each Bank and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, the Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Bank or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. The Agent shall not be responsible to any Bank or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agent. If the Agent shall request instructions from the Required Banks or all of the Banks, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, the Agent shall be entitled to refrain from such act or taking such action unless and until the Agent shall have received instructions from the Required Banks or all of the Banks, as applicable; and the Agent shall not incur liability to any Bank by reason of so refraining. Without limiting the foregoing, no Bank or the holder of any Note shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or all of the Banks, as applicable.

          12.05 Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Agent.

          12.06 Indemnification. To the extent the Agent is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Banks will reimburse and indemnify the Agent in proportion to their respective "percentage" as used in determining the Required Banks for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Agent in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as finally determined by a court of competent jurisdiction).

          12.07 The Agent in its Individual Capacity. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Agent shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Required Banks," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

          12.08 Holders. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation by the Agent. (a) The Agent may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Banks. Such resignation shall take effect upon the appointment of a successor Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Agent, the Required Banks shall appoint a successor Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

          (c) If a successor Agent shall not have been so appointed within such 15 Business Day period, the Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          (d) If no successor Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Banks shall thereafter perform all the duties of the Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Banks appoint a successor Agent as provided above.

          12.10 Syndication Agent and Documentation Agent. Neither U.S. Bank nor First Union National Bank shall have any duties or liability under this Agreement solely in their capacity as Syndication Agent or Documentation Agent, as the case may be.

          SECTION 13.  Miscellaneous.

          13.01  Payment of Expenses, etc.   The Borrower shall:  (i) whether or
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agent in connection with its syndication efforts with respect to this Agreement and of the Agent and, after the occurrence of an Event of Default, each of the Banks in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and disbursements of counsel for the Agent and, after the occurrence of an Event of Default, for each of the Banks);
(ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify the Agent and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Agent or any Bank is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the Person to be indemnified (as finally determined by a court of competent jurisdiction)).
To the extent that the undertaking to indemnify, pay or hold harmless the Agent or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to the Bank, at its address specified on Schedule II; and if to the Agent, at its Notice Office; or, as to any Credit Party or the Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Borrower and the Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Agent and the Borrower shall not be effective until received by the Agent or the Borrower, as the case may be.

          13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Revolving Loan Commitment, shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Pledge Agreement Collateral (except as expressly provided in the Credit Documents) supporting the Revolving Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Revolving Loan Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (ii) in the case of any Bank that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of such Bank or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Revolving Loan Commitment or Revolving Loan Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Revolving Loan Commitments of such new Bank and of the existing Banks, (ii) upon the surrender of the relevant Revolving Note by the assigning Bank (or, upon such assigning Bank's indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) a new Revolving Note will be issued, at the Borrower's expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Revolving Note to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Revolving Loan Commitments and/or outstanding Revolving Loans, as the case may be, (iii) the consent of the Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld or delayed), (iv) the Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500 and (v) no such transfer or assignment will be effective until recorded by the Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Revolving Loan Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a
Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Bank's Revolving Loan Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Revolving Loans and Revolving Note hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with the consent of the Agent, any Bank which is a fund may pledge all or any portion of its Revolving Loans and Revolving Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Bank from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, the Collateral Agent, any Issuing Bank or any Bank in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Agent, the Collateral Agent, any Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Agent, the Collateral Agent, any Issuing Bank or any Bank would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Collateral Agent, any Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective Credit Party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Banks as opposed to Defaulting Banks.

          13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations and all definitions used in determining compliance with Sections 9.07 through 9.10, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a) and (ii) the aggregate Stated Amount of all Letters of Credit issued in support of Foreign Subsidiary Third Party Borrowings (and the interest expense related to such Letters of Credit) shall be excluded from the calculation of the financial covenants set forth in Sections 9.08 and 9.09 and from the calculation of Interest Reduction Discount to the extent, but only to the extent, of the outstanding principal amount of such Foreign Subsidiary Third Party Borrowings at the time of any such calculation.

          (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day; except that in the case of Letter of Credit Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or Fees are payable.

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY BANK OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING
OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date (the "Restatement Effective Date") on which (i) the Borrower, the Agent and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Office or, in the case of the Banks, shall have given to the Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it and (ii) the conditions set forth in Section 5 are met to the satisfaction of the Agent and the Required Banks. Unless the Agent has received actual notice from any Bank that the conditions contained in Section 5 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Restatement Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Restatement Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5). The Agent will give the Borrower and each Bank prompt written notice of the occurrence of the Restatement Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or Fees for the purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents), (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the Revolving Loan Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (v) increase the Revolving Loan Commitment of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Revolving Loan Commitment shall not constitute an increase of the Revolving Loan Commitment of any Bank, and that an increase in the available portion of any Revolving Loan Commitment of any Bank shall not constitute an increase of the Revolving Loan Commitment of such Bank), (w) without the consent of any Issuing Bank, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (x) without the consent of the Swingline Bank, alter the Swingline Bank's rights or obligations with respect to Swingline Loans, (y) without the consent of the Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of the Agent, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

          (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Banks is obtained but the consent of one or more of such other Banks whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Banks whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Bank or Banks with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Revolving Loan Commitment and/or repay the outstanding Revolving Loans of such Bank and cash collateralize its applicable RL Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and 4.01(b), provided that, unless the Revolving Loan Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Revolving Loan Commitments and/or outstanding Revolving Loans of existing Banks (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Bank, terminate its Revolving Loan Commitment or repay its Revolving Loans solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 13.12(a).

          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Revolving Loan Commitments from time to time of each of the Banks, the Revolving Loans made by each of the Banks and each repayment in respect of the principal amount of the Revolving Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Revolving Loans. With respect to any Bank, the transfer of the Revolving Loan Commitment of such Bank and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Revolving Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of such Revolving Loan Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Revolving Loan Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Revolving Loan Commitments and Revolving Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggre gate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 13.15.

          13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Bank agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Bank if the Bank or such Bank's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Bank) any information with respect to the Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the respective Bank, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Bank, (v) to the Agent or the Collateral Agent and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Revolving Loan Commitments or any interest therein by such Bank, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.

          (b) The Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Bank.

          13.17 Judgment Currency. (a) The Borrower's obligation hereunder and under the other Credit Documents to make payments in Dollars or, in the case of Letters of Credit denominated in a currency other than Dollars, in such other currency (in either such case, the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Agent, the Collateral Agent or the respective Bank of the full amount of the Obligation Currency expressed to be payable to the Agent, the Collateral Agent or such Bank under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against the Borrower in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent thereof, in the case of conversions into Dollars or, in the case of conversions into a currency other than Dollars, at the rate of exchange quoted by the Agent, determined, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower convenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.17, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

          13.18 Miscellaneous. On the Restatement Effective Date and after giving effect to the repayment of outstanding Original Revolving Loans on such date as required by Section 5.05(a), the Banks shall, in coordination with the Agent, effect interBank wire transfers to the extent necessary to ensure that the Banks continue to participate in each Borrowing of Revolving Loans on the Restatement Effective Date pro rata based on their Revolving Loan Commitments.

                            *          *           *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

300 East Lombard Street         SITEL CORPORATION
Suite 850
Baltimore, Maryland 21202
Telephone:  (410) 659-5700
Telecopier:  (410) 659-5754   By:  ______________________

Attention:  Phillip A. Clough
      President



                              BANKERS TRUST COMPANY,
                                Individually and as Agent



                              By:  __________________________________

                                   Title:



                              U.S. BANK NATIONAL ASSOCIATION,
                               Individually, and as Syndication Agent



                              By: __________________________________
                                  Title:



                              FIRST UNION NATIONAL BANK,
                               Individually, and as Documentation Agent



                              By: __________________________________
                                  Title:



                              THE BANK OF NEW YORK



                              By: __________________________________
                                  Title:



                              THE BANK OF NOVA SCOTIA



                              By: __________________________________
                                  Title:



                              COMERICA BANK



                              By: __________________________________
                                  Title:



                              CREDIT AGRICOLE INDOSUEZ



                              By: __________________________________
                                  Title:



                              THE FIRST NATIONAL BANK OF CHICAGO



                              By: __________________________________
                                  Title:



                              WACHOVIA BANK, N.A.



                              By: __________________________________
                                    Title:




                                                                      SCHEDULE I
                                                                      __________


                           REVOLVING LOAN COMMITMENTS
                           ___________________________




          Revolving Loan

Bank                                Commitment
____                                __________

Bankers Trust Company              $10,000,000

U.S. Bank National Association     $10,000,000

First Union National Bank          $10,000,000

The Bank of New York                $9,000,000

The First National Bank of Chicago  $9,000,000

Comerica Bank                       $7,000,000

Credit Agricole Indusuez            $7,000,000

The Bank of Nova Scotia             $7,000,000

Wachovia Bank, N.A.                 $6,000,000

                                    __________

     TOTAL:                     $75,000,000.00
                                 =============

                                                                     SCHEDULE II
                                                                     ___________




                                 BANK ADDRESSES
                                 ______________



Bank                             Address
____                             _______

Bankers Trust Company            130 Liberty Street
                                 New York, NY  10006
                                 Attn:  David Bell
                                 Tel. No.: (212) 250-9048
                                 Fax No.:  (212) 250-7218
U.S. Bank National Association   601 Second Avenue South
                                 Minneapolis, MN  55402
                                 Attn: David Drexler
                                 Tel. No.:  (612) 973-0539
                                 Fax No.:  (612) 973-0824
First Union National Bank        301 South College Street, DC5
                                 NC 0737
                                 Charlotte, NC  28288-0737
                                 Attn:  Henry R. Biedrzycki
                                 Tel. No.:  (704) 374-4914
                                 Fax No.:  (704) 374-3300
The Bank of New York             One Wall Street
                                 New York, NY  10286
                                 Attn: Bill O'Daley
                                 Tel. No.: (212) 635-1147
                                 Fax No.: (212) 635-1208
The Bank of Nova Scotia          180 West Madison, Suite 3700
                                 Chicago, IL  60602
                                 Attn:  Keith Rauschenberger
                                 Tel. No.:  (312) 201-4183
                                 Fax No.:  (312) 201-4108
Comerica Bank                    500 Woodward Avenue, MC 3269
                                 Detroit, MI  48226
                                 Attn:  Phillip A. Coosaia
                                 Tel. No.:  (313) 222-7044
                                 Fax No.:  (313) 222-9516

Credit Agricole Indosuez         55 East Monroe Street
                                 Chicago  IL  60603
                                 Attn:  Jerome LeBlond
                                 Tel. No.:  (312) 372-9200
                                 Fax No.:  (312) 372-3724
The First National Bank of       One First National Plaza
Chicago                          Mail Suite 0173
                                 14th Floor
                                 Chicago, IL  60670-0173
                                 Attn:  Nathan Bloch
                                 Tel. No.:  (312) 732-2243
                                 Fax No.:  (312) 732-1117
Wachovia Bank, N.A.              191 Peachtree Street, N.E.
                                 Atlanta, GA  30303
                                 Attn: Mark Thomas
                                 Tel. No.: (404) 332-6450
                                 Fax No.: (404) 332-6898

                                                                    SCHEDULE III
                                                                    ____________
                                  SUBSIDIARIES
                                  ____________
                   (all 100% owned unless otherwise indicated)


SITEL International, Inc.

     (Asia Pacific)(1)

          - SITEL Asia Pacific Investments Pte Limited fka SITEL Asia Pacific Holdings Pte Ltd.

               -  SITEL Asia Pacific Pte Limited (80%) fka Evergreen
                  Investments Pte Limited
                    -  SITEL Singapore Pte Ltd.
                    -  SITEL Japan KK
                    -  SITEL Hong Kong Pte Ltd.
                    -  SITEL Australia Pty Ltd. (80%) fka SITEL Levita Pty Ltd.
                    - SITEL Australia Holdings Pty Ltd. fka SITEL Australia Pty Ltd.
               -  SITEL Telebusiness New Zealand Limited
               -  SITEL Telebusiness Australia Pty Limited
               -  SITEL Telebusiness Singapore Pte Ltd.
     (Canada)
               -  SITEL Teleservices Canada Inc.

     (Europe)

           -  SITEL Europe plc

                -  SITEL UK Limited
                     -  SITEL Stratford [Services] Limited
                     -  SITEL Kingston [Services]Limited
                     -  SITEL Moor Park [Services] Limited
                -  SITEL Stratford Limited
                -  SITEL Kingston Limited
                -  SITEL Moor Park Limited
                -  B's Telemarketing Limited
                -  The L & R Group Limited
                     -  Leiderman and Roncoroni Limited
                     -  The Trading Works Limited
                -  SITEL Belgium NV fka SITEL Brussels NV
                -  SITEL GmbH
                -  SITEL Nordics AB fka Svanberg & Co. Intressenter AB
                     -  Svanberg & Co AB
                     -  Worldwide Sweden AB
               -  SITEL TMS Limited fka Telephone Marketing Services (Ireland)
                  Ltd
<FN1> These subsidiaries reflect the changes made or being made in connection with the closing with Lend Lease.

                      -  Telephone Marketing Services (International) Limited

           -  SITEL Hispanica, S.A.

                -  SITEL Iberica Teleservices, S.A.
                     -  Action Data Base S.A. fka Teleaction Data Base S.A.
                     -  Telepromotion S.A. (75%)
                -  Moma Pars S.L.
                -  Triana 24 SL
                     -  Action Servicos de Publicidade S.A.

     (Latin America)

                -  Grupo SITEL de Mexico, S.A. de C.V. (49%)
                     -  GCI Colobmia, S.A. (94%)


SITEL Technical Services, Inc.

SITEL Insurance Services, Inc.

Financial Insurance Services, Inc.

SITEL Support Services, Inc.

National Action Financial Services, Inc.

SITEL Software, Inc.

SITEL Investments, Inc.

SITEL Insurance Marketing Services, Inc.

Companies listed at the left margin are directly-owned Subsidiaries of the Borrower. The Borrower also owns one share of SITEL Europe plc with the rest of the shares owned by SITEL International, Inc. Below each directly-owned Subsidiary of the Borrower is a list of Subsidiaries which are directly-owned by such directly-owned Subsidiaries of the Borrower. The indirectly-owned Subsidiaries of the directly-owned Subsidiaries of the Borrower are listed in a similar manner.

                                                                     SCHEDULE IV


                              EXISTING INDEBTEDNESS

                 Bank/
  Borrower   Counterparty   Facility Type    Purpose     Maturity  Balance(1)
____________ ____________   _____________  ____________  ________  ________
BANK
DEBT
SITEL Europe Royal Bank     Overdrafts     Operations      n/a     $6,604,000
             of Scotland
SITEL        Royal Bank     Overdrafts     Operations      n/a     $1,631,000
Stratford    of Scotland
L&R          Barclays       Overdrafts     Operations      n/a        $18,000
             Bank
SITEL        Credit         Revolving      Operations      n/a       $864,000
Belgium      Lyonnais       Credit
SITEL        Credite Bank   Revolving      Operations      n/a       $280,000
Belgium                     Credit
SITEL        BBL            Revolving      Operations      n/a       $270,000
Belgium                     Credit
SITEL        Generale       Revolving      Operations      n/a     $1,316,000
Belgium      Bank           Credit
SITEL GmbH   Commerzbank    Revolving      Operations      n/a       $362,000
                            Credit
SITEL GmBh   Dresdner       Revolving      Operations      n/a       $581,000
             Bank           Credit

SITEL        Various        Poliza de      Operations    6/30/98   $3,999,000
Iberica      Spanish        credito
Teleservices Banks

Levita       National       Construction   American      3/31/01   $3,948,000
(SITEL Asia  Australia      Loan           Express Call
Pacific)     Bank                          Centre

LONG TERM
DEBT
SITEL        South Dakota   Installment    Economic       3/2/00     $116,000
Corporation                 Loan           Development
                                           Loan
SITEL        Oracle         Installment    Software      12/31/99  $2,811,374
Corporation  Corporation    Loan           Purchase

SITEL        IBM            Installment    Equipment      6/4/99   $1,506,569
Corporation                 Loan           Loan

SITEL        Generale       Belgacom       Secured on      n/a       $146,000
Belgium      Bank           Finance        Debts
SITEL        Generale       MSN Finance    Secured on      n/a        $90,000
Belgium      Bank                          Debts
SITEL        Generale       Mercom         Secured on      n/a       $192,000
Belgium      Bank           Finance        Debts
SITEL Latin  Various        Equipment      Equipment     3/31/98   $1,279,559
America      Notes          Financing
SITEL Latin  Various        Equipment      Equipment     11/30/98  $2,544,441
America      Notes          Financing


CAPITAL
LEASES
National     Various        Lease          Equipment     9/30/00     $237,943
Action       Vendors                       Leases
Financial
Services
SITEL        Various        Lease          Acquisition   11/30/99    $636,114
Corporation  Vendors                       Equipment
                                           Leases
SITEL        Various        Lease          Equipment     3/31/00   $2,481,000
Iberica      Vendors                       Leases
Teleservices
SITEL Europe Various        Lease          Phone         2/28/01   $12,009,00
             Vendors                       Equipment                        0
                                           Leases
Telebusiness Various        Lease          Equipment     6/30/00   $1,845,000
Australia    Vendors                       Leases                  __________
SITEL Asia   Various        Lease          Equipment     9/30/99     $462,000
Pacific      Vendors                       Leases
SITEL Asia   Various        Lease          Equipment     12/31/99    $281,000
Pacific      Vendors                       Leases
                                                                   __________
                                                         Total  $  46,090,593
                                                                   ==========

<FN1> All balances as of 12/31/97, and there are no material differences between
12/31/97 and the Restatement Effective Date.

                                 EXISTING LIENS
                                 ______________


Filing                 Secured      File         Original   Description       Permitted
Location  Debtor       Party        Number(1)    File Date  of Collateral     Refinancing
________  ___________  ___________  ___________  _________  ____________      ___________
CO        SITEL        IBM Credit   19972048421  6/12/97    IBM equipment     Yes
          Corporation  Corp.
CO        SITEL        Business     942050037    7/5/94     Canon Copier &    Yes
          Corporation  Equipment                            Stapler/Sorter
                       Leasing Co.
NE        SITEL        Business     9991527333   9/3/91     Sharp             Yes
          Corporation  Leasing,                             copier/collator
                       Inc.
NE        SITEL        Pitney       9992562228   9/8/92     leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Northern     9992562700   9/14/92    leased computer   Yes
          Corporation  Telecom                              equipment,
                       Finance                              products &
                       Corp.                                proceeds
NE        SITEL        Pitney       9992568233   11/16/92   leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Norwest      9993583083   4/13/93    leased equipment  Yes
          Corporation  Bank NE
NE        SITEL        Pitney       9994627061   7/5/94     leased equipment, Yes
          Corporation  Bowes                                inventory,
                       Credit                               products &
                       Corporation                          proceeds
NE        SITEL        Eakes        9995653206   4/10/95    Sharp office      Yes
          Corporation  Office                               equipment
                       Products
NE        SITEL        Pitney       9995660502   6/21/95    leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Pitney       9995660504   6/21/95    leased equipment  Yes
          Corporation  Bowes                                & products
                       Credit
                       Corporation
NE        SITEL        Eakes        9995670855   10/17/95   Sharp office      Yes
          Corporation  Office                               equipment
                       Products
NE        SITEL        Douglas      9995671643   10/25/95   Canon copiers,    Yes
          Corporation  County Bank                          staplers,
                       & Trust                              sorters, products
                                                            & proceeds
NE        SITEL        Pitney       9996685039   3/11/96    leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Pitney       9996694626   6/3/96     leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Business     9996697544   7/1/96     leased office     Yes
          Corporation  Credit                               equipment
                       Leas.
NE        SITEL        Douglas Co.  9996702389   8/21/96    Canon copiers,    Yes
          Corporation  Bank &                               staplers, sorter,
                       Trust                                equipment,
                                                            products &
                                                            proceeds
NE        SITEL        Pitney       9996707775   10/11/96   leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Pitney       999670776    10/11/96   leased equipment, Yes
          Corporation  Bowes                                products &
                       Credit                               proceeds
                       Corporation
NE        SITEL        Business     9997724038   3/10/97    copier & office   Yes
          Corporation  Credit                               equipment
                       Leas.
NE        SITEL        IBM          9997735431   6/12/97    IBM equipment     Yes
          Corporation  Corporation
TX        SITEL        American     95-          4/26/95    Canon copier,     Yes
          Corporation  Nat'l Bank   00082117                stapler, sorter
TX        SITEL        IBM Credit   97-          6/12/97    IBM equipment     Yes
          Corporation  Corp.        00122818
TX        SITEL        IBM Credit   97-          6/12/97    IBM equipment     Yes
          Corporation  Corp.        00122819
WI        SITEL        PNC Leasing  1655525      3/14/97    finance lease,    Yes
          Technical    Corp.                                equipment
          Services,
          Inc.
WI        SITEL        PNC Leasing  1655526      3/14/97    finance lease,    Yes
          Technical    Corp.                                equipment
          Services,
          Inc.
WI        SITEL        PNC Leasing  1655527      3/14/97    finance lease,    Yes
          Technical    Corp.                                equipment
          Services,
          Inc.
NY        National     AT&T Credit  199509       10/3/95    AT&T Definity     Yes
          Action       Corp.                                Generic lease
          Financial
          Services,
          Inc.
GA        National     AT&T         9404228      6/10/94    Equipment Lease   Yes
(DeKalb   Action       Capital
County)   Financial    Corporation
          Services,
          Inc.
GA        National     Eaton        9404515      6/20/94    Equipment Lease   Yes
(DeKalb   Action       Financial
County)   Financial    Corporation
          Services,
          Inc.
GA        National     American     007858       8/21/95    Equipment Lease   Yes
(DeKalb   Action       Business                             (computer
County)   Financial    Credit                               equipment)
          Services,    Corporation
          Inc.
GA        National     AT&T Credit  07031        4/24/95    Equipment Lease   Yes
(Fulton   Action       Corporation                          (Definity G3S)
County)   Financial
          Services,
          Inc.
GA        National     Provident    08824        5/16/95    Equipment Lease   Yes
(Fulton   Action       Capital                              (voice mail
County)   Financial    Group, Inc.                          system)
          Services,
          Inc.
NE        SITEL        Pitney       9997747067   10/14/97   Equipment Lease;  Yes
          Corporation  Bowes                                Proceeds/
                       Credit                               Collateral, Other
                       Corporation
NE        SITEL        Sharp        9997755259   12/08/97   Sharp Copier &    Yes
          Corporation  Electronic   1                       Fax; Equipment
                       Credit Co.
NE        SITEL,       PNC Leasing  9997725210   3/18/97    Finance Lease;    Yes
          Technical    Corp.                                Equipment
          Services,                                         Proceeds/
          inc.                                              Collateral
NE        SITEL,       PNC Leasing  9997725212   3/18/97    Finance Lease;    Yes
          Technical    Corp.                                Equipment
          Services,                                         Proceeds/
          Inc.                                              Collateral

          Also, (i) the capital leases for the various Foreign Subsidiaries as set forth on Schedule IV and (ii) any Foreign Subsidiary Third Party Borrowings
          set forth on Schedule IV.

NOTE: The line of credit giving rise to the following expired before July 1997 but the financing statements have not been terminated at the filing office. We are obtaining and filing UCC Termination Statements for these.

GA        National     First Union  9404403      6/16/94    Fixtures          NO
(DeKalb   Action       National
County)   Financial    bank of
          Services,    Georgia
          Inc.
GA        National     First Union  005489       6/19/95    Accounts          NO
(DeKalb   Action       National                             Receivables/
County)   Financial    Bank of                              Contract
          Services,    Georgia                              Rights/General
          Inc.                                              Intangibles
GA        National     First Union  001472       2/12/96    Amendment #005489 NO
(DeKalb   Action       National                             Accounts
County)   Financial    Bank of                              Receivable/
          Services,    Georgia                              Contract
          Inc.                                              Rights/General
                                                            Intangibles/
                                                            Equipment/Fixture
                                                            /Proceeds

<FN1> Includes renewals, replacements and extensions of such liens in accordance with Section 9.01(iii).

                                                                     SCHEDULE VI
                                                                     ___________





                            SALE/LEASEBACK PROPERTIES
                            _________________________



1)        7303 World Communications Drive
          Omaha, Nebraska  68122

2)        5807 North 102nd
          Omaha, Nebraska  68134

3)        5601 North 103rd
          Omaha, Nebraska  68134

4)        2702 West Loop 306
          San Angelo, Texas  76904

                                                                    SCHEDULE VII
                                                                    ____________




                              EXISTING INVESTMENTS
                              ____________________



490 shares of SITEL Insurance Services Canada Inc. common stock (49%)

38.6% of Software Associates (Asia) Ltd. held by SITEL Asia Pacific Investments Pte Limited

38.6% of Software Associates (NSW) pty Ltd. held by SITEL Asia Pacific Investments Pte Limited

38.6% of International Research pty Ltd. Held by SITEL Asia Pacific Investments Pte Limited

                                                                   SCHEDULE VIII
                                                                    ____________




                           EXISTING LETTERS OF CREDIT
                           ___________________________


Borrower     Bank         Beneficiary    Expiry Date  Currency   Balance (1)
_______      ____         ___________    ___________  ________   __________

SITEL        U.S. Bank    State of       2/28/98         USD        128,000
Corporation  N.A.         South Dakota
SITEL        U.S. Bank    National       9/10/98         USD      3,200,000
Corporation  N.A.         Australia
                          Bank

<FN1>Balances as of 12/31/97.

                                TABLE OF CONTENTS
                                _________________


                                                             Page
                                                             ____

SECTION 1.  Amount and Terms of Credit........................  1
     1.01  The Commitments....................................  1
     1.02  Minimum Amount of Each Borrowing...................  3
     1.03  Notice of Borrowing................................  3
     1.04  Disbursement of Funds..............................  4
     1.05  Notes..............................................  5
     1.06  Conversions........................................  5
     1.07  Pro Rata Borrowings................................  6
     1.08  Interest...........................................  6
     1.09  Interest Periods...................................  7
     1.10  Increased Costs, Illegality, etc...................  8
     1.11  Compensation....................................... 10
     1.12  Change of Lending Office........................... 10
     1.13  Replacement of Banks............................... 10

SECTION 2.  Letters of Credit................................  11
     2.01  Letters of Credit.................................  11
     2.02  Maximum Letter of Credit Outstandings;
           Final Maturities..................................  12
     2.03  Letter of Credit Requests; Minimum Stated Amount..  12
     2.04  Letter of Credit Participations...................  13
     2.05  Agreement to Repay Letter of Credit Drawings......  15
     2.06  Increased Costs...................................  16

SECTION 3.  Commitment Commission; Fees; Reductions of
            Commitment.......................................  17
     3.01  Fees..............................................  17
     3.02  Voluntary Termination of Unutilized Commitments...  18
     3.03  Mandatory Reduction of Commitments................  18

SECTION 4.  Prepayments; Payments; Taxes.....................  19
     4.01  Voluntary Prepayments.............................  19
     4.02  Mandatory Repayments..............................  20
     4.03  Method and Place of Payment.......................  21
     4.04  Net Payments......................................  22

SECTION 5.  Conditions Precedent to the Restatement Effective
            Date.............................................  23
     5.01  Execution of Agreement; Notes.....................  23
     5.02  Officer's Certificate.............................  24
     5.03  Opinions of Counsel...............................  24
     5.04  Corporate Documents; Proceedings; etc.............  24
     5.05  Senior Subordinated Notes; etc....................  24
     5.06  Adverse Change, etc...............................  25
     5.07  Litigation........................................  25
     5.08  Pledge Agreement..................................  25
     5.09  Security Agreement................................  26
     5.10  Subsidiaries Guaranty.............................  26
     5.11  Financial Statements; Pro Forma Balance Sheet;
           Projections.......................................  26
     5.12  Solvency Certificate..............................  26
     5.13  Initial Borrowing Base Certificate................  26
     5.14  Fees, etc.........................................  26

SECTION 6.  Conditions Precedent to All Credit Events........  27
     6.01  Restatement Effective Date........................  27
     6.02  No Default; Representations and Warranties........  27
     6.03  Notice of Borrowing; Letter of Credit Request.....  27

SECTION 7.  Representations, Warranties and Agreements.......  27
     7.01  Corporate Status..................................  28
     7.02  Corporate and Other Power and Authority...........  28
     7.03  No Violation......................................  28
     7.04  Approvals.........................................  29
     7.05  Financial Statements; Financial Condition; Undisclosed
           Liabilities; Projections; etc.....................  29
     7.06  Litigation........................................  30
     7.07  True and Complete Disclosure......................  30
     7.08  Use of Proceeds; Margin Regulations...............  30
     7.09  Tax Returns and Payments..........................  31
     7.10  Compliance with ERISA.............................  31
     7.11  The Security Documents............................  32
     7.12  Properties........................................  33
     7.13  Capitalization....................................  33
     7.14  Subsidiaries......................................  33
     7.15  Compliance with Statutes, etc.....................  33
     7.16  Investment Company Act............................  33
     7.17  Public Utility Holding Company Act................  33
     7.18  Environmental Matters.............................  33
     7.19  Labor Relations...................................  34
     7.20  Patents, Licenses, Franchises and Formulas........  35
     7.21  Indebtedness......................................  35
     7.22  Senior Subordinated Notes.........................  35

SECTION 8.  Affirmative Covenants............................  35
     8.01  Information Covenants.............................  35
     8.02  Books, Records and Inspections; Annual Meetings...  38
     8.03  Maintenance of Property; Insurance................  38
     8.04  Corporate Franchises..............................  39
     8.05  Compliance with Statutes, etc.....................  39
     8.06  Compliance with Environmental Laws................  39
     8.07  ERISA.............................................  39
     8.08  End of Fiscal Years; Fiscal Quarters..............  40
     8.09  Performance of Obligations........................  40
     8.10  Payment of Taxes..................................  41
     8.11  Pledge of Foreign Subsidiaries Stock..............  41
     8.12  Margin Stock......................................  41

SECTION 9.  Negative Covenants...............................  41
     9.01  Liens.............................................  41
     9.02  Consolidation, Merger, Purchase or Sale of Assets,
           etc...............................................  44
     9.03  Restricted Payment................................  47
     9.05  Advances, Investments and Loans...................  49
     9.06  Transactions with Affiliates......................  51
     9.08  Consolidated Interest Coverage Ratio..............  53
     9.09  Maximum Leverage Ratio............................  54
     9.10  Minimum Consolidated EBITDA.......................  54
     9.11 Limitation on Modifications of Certificate of Incorporation, By-Laws, SAP Joint Venture Documents
           and Senior Subordinated Note Documents; etc.......  54
     9.12  Limitation on Certain Restrictions on Subsidiaries  55
     9.13  Limitation on Issuance of Capital Stock...........  55
     9.14  Business..........................................  55
     9.15  Limitation on Creation of Subsidiaries............  55
     9.16  SAP Joint Venture Arrangements....................  56

SECTION 10.  Events of Default...............................  56
     10.01  Payments.........................................  56
     10.02  Representations, etc.............................  56
     10.03  Covenants........................................  56
     10.04  Default Under Other Agreements...................  57
     10.05  Bankruptcy, etc..................................  57
     10.06  ERISA............................................  57
     10.07  Security Documents...............................  58
     10.08  Subsidiaries Guaranty............................  58
     10.09  Judgments........................................  58
     10.10  Change of Control................................  58

SECTION 11.  Definitions and Accounting Terms................  59
     11.01  Defined Terms....................................  59

SECTION 12.  The Agent.......................................  78
     12.01  Appointment......................................  78
     12.02  Nature of Duties.................................  78
     12.03  Lack of Reliance on the Agent....................  78
     12.04  Certain Rights of the Agent......................  79
     12.05  Reliance.........................................  79
     12.06  Indemnification..................................  79
     12.07  The Agent in its Individual Capacity.............  79
     12.08  Holders..........................................  80
     12.09  Resignation by the Agent.........................  80
     12.10  Syndication Agent and Documentation Agent........  80

SECTION 13.  Miscellaneous...................................  80
     13.01  Payment of Expenses, etc.........................  80
     13.02  Right of Setoff..................................  81
     13.03  Notices..........................................  82
     13.04  Benefit of Agreement; Assignments; Participations  82
     13.05  No Waiver; Remedies Cumulative...................  84
     13.06  Payments Pro Rata................................  84
     13.07  Calculations; Computations; Accounting Terms.....  85
     13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
            WAIVER OF JURY TRIAL.............................  85
     13.09  Counterparts.....................................  86
     13.10  Effectiveness....................................  86
     13.11  Headings Descriptive.............................  87
     13.12  Amendment or Waiver; etc.........................  87
     13.13  Survival.........................................  88
     13.14  Domicile of Loans................................  88
     13.15  Register.........................................  88
     13.16  Confidentiality..................................  89
     13.17  Judgment Currency................................  89
     13.18  Miscellaneous....................................  90

SCHEDULE I    Commitments
SCHEDULE II   Bank Addresses
SCHEDULE III  Subsidiaries
SCHEDULE IV   Existing Indebtedness
SCHEDULE V    Existing Liens
SCHEDULE VI   Specified Sale/Leaseback Properties
SCHEDULE VII  Existing Investments
SCHEDULE VIII Existing Letters of Credit

EXHIBIT A     Notice of Borrowing
EXHIBIT B-1   Revolving Note
EXHIBIT B-2   Swingline Note
EXHIBIT C     Letter of Credit Request
EXHIBIT D     Section 4.04(b)(ii) Certificate
EXHIBIT E-1   Opinion of Abrahams Kaslow & Cassman,
                Special Counsel to the Credit Parties
EXHIBIT E-2   Opinion of the Corporate Counsel of the Borrower
EXHIBIT F     Officers' Certificate
EXHIBIT G     Pledge Agreement
EXHIBIT H     Security Agreement
EXHIBIT I     Subsidiaries Guaranty
EXHIBIT J     Solvency Certificate
EXHIBIT K     Borrowing Base Certificate
EXHIBIT L     Assignment and Assumption Agreement
EXHIBIT M     Intercompany Note
EXHIBIT N     Subordination Provisions